CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                   Depositor

                          DLJ MORTGAGE CAPITAL, INC.,

                                    Seller

                            CALMCO SERVICING L.P.,

                         Servicer and Special Servicer

                         WILSHIRE CREDIT CORPORATION,

                                   Servicer

                                      and

                        U.S. BANK NATIONAL ASSOCIATION,

                                    Trustee


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                        POOLING AND SERVICING AGREEMENT

                            Dated as of May 1, 2001

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                        CSFB ABS TRUST SERIES 2001-S13

           CSFB MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-S13


                                                 Table of Contents
                                                                                                Page

                                                        ARTICLE I
                                                       DEFINITIONS
 SECTION 1.01      Definitions...................................................................5
 SECTION 1.02      Interest Calculations........................................................33


                                                       ARTICLE II
                     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

 SECTION 2.01      Conveyance of Mortgage Loans.................................................34
 SECTION 2.02      Acceptance by the Trustee of the Mortgage Loans..............................38
 SECTION 2.03      Representations and Warranties of the Seller and Servicers...................40
 SECTION 2.04      Representations and Warranties of the Depositor as to the Mortgage
                   Loans........................................................................42
 SECTION 2.05      Delivery of Opinion of Counsel in Connection with Substitutions..............43
 SECTION 2.06      Execution and Delivery of Certificates.......................................43
 SECTION 2.07      REMIC Matters................................................................43
 SECTION 2.08      Covenants of each Servicer...................................................44
 SECTION 2.09      Conveyance  of REMIC Regular Interests and Acceptance of REMIC 1 by
                   the Trustee; Issuance of Certificates........................................44


                                                       ARTICLE III
                                     ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

 SECTION 3.01      Servicers to Service Mortgage Loans..........................................45
 SECTION 3.02      Subservicing; Enforcement of the Obligations of Subservicers.................46
 SECTION 3.03      Special Serviced Mortgaged Loans.............................................47
 SECTION 3.04      Subordination of Lien Priority...............................................48
 SECTION 3.05      Trustee to Act as Servicer...................................................48
 SECTION 3.06      Collection of Mortgage Loans; Collection Account; Certificate
                   Account; Pre-Funding Account; Capitalized Interest Account...................49
 SECTION 3.07      Establishment of and Deposits to Escrow Accounts; Permitted
                   Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and
                   Other Charges; Simple Interest Excess Sub-Accounts; Deposits in Simple
                   Interest Excess Sub-Accounts.................................................53
 SECTION 3.08      Access to Certain Documentation and Information Regarding the
                   Mortgage Loans; Inspections..................................................55
 SECTION 3.09      Permitted Withdrawals from the Collection Accounts and Certificate
                   Account......................................................................56


                                                           i



 SECTION 3.10      Maintenance of Hazard Insurance; Mortgage Impairment Insurance;
                   Claims; Restoration of Mortgaged Property....................................57
 SECTION 3.11      Enforcement of Due-on-Sale Clauses; Assumption Agreements....................58
 SECTION 3.12      Realization Upon Defaulted Mortgage Loans; Repurchase of Certain
                   Mortgage Loans...............................................................59
 SECTION 3.13      Trustee to Cooperate; Release of Mortgage Files..............................63
 SECTION 3.14      Documents, Records and Funds in Possession of a Servicer to be Held
                   for the Trustee..............................................................64
 SECTION 3.15      Servicing Fee................................................................64
 SECTION 3.16      Access to Certain Documentation..............................................65
 SECTION 3.17      Annual Statement as to Compliance............................................65
 SECTION 3.18      Annual Independent Public Accountants' Servicing Statement;  Financial
                   Statements...................................................................65
 SECTION 3.19      Maintenance of Fidelity Bond and Errors and Omissions Insurance..............66
 SECTION 3.20      Prepayment Premiums..........................................................66
 SECTION 3.21      Duties of the Loss Mitigation Advisor........................................67


                                                       ARTICLE IV
                                       DISTRIBUTIONS AND ADVANCES BY THE SERVICERS

 SECTION 4.01      Advances by the Servicer.....................................................68
 SECTION 4.02      Priorities of Distribution...................................................69
 SECTION 4.03      Allocation of Losses.........................................................71
 SECTION 4.04      Monthly Statements to Certificateholders.....................................72
 SECTION 4.05      Servicers to Cooperate.......................................................74
 SECTION 4.06      Basis Risk Reserve Fund......................................................74
 SECTION 4.07      Policy Matters...............................................................74
 SECTION 4.08      Pledge of HE 12 Certificate..................................................77
 SECTION 4.09      Establishment of Reserve Fund; Deposits in Reserve Fund; Permitted
                   Withdrawals from Reserve Fund................................................78


                                                        ARTICLE V
                                                    THE CERTIFICATES

 SECTION 5.01      The Certificates.............................................................80
 SECTION 5.02      Certificate Register; Registration of Transfer and Exchange of
                   Certificates.................................................................80
 SECTION 5.03      Mutilated, Destroyed, Lost or Stolen Certificates............................85
 SECTION 5.04      Persons Deemed Owners........................................................85
 SECTION 5.05      Access to List of Certificateholders' Names and Addresses....................85
 SECTION 5.06      Maintenance of Office or Agency..............................................86


                                                         ii


                                                       ARTICLE VI
                                       THE DEPOSITOR, THE SELLER AND THE SERVICERS

 SECTION 6.01      Respective Liabilities of the Depositor, the Seller and the Servicers........87
 SECTION 6.02      Merger or Consolidation of the Depositor, the Seller or a Servicer...........87
 SECTION 6.03      Limitation on Liability of the Depositor, the Seller, the Servicers
                   and Others...................................................................87
 SECTION 6.04      Limitation on Resignation of a Servicer......................................88
 SECTION 6.05      Limitation Upon Liability of the Loss Mitigation Advisor.....................89


                                                       ARTICLE VII
                                                         DEFAULT

 SECTION 7.01      Events of Default............................................................89
 SECTION 7.02      Trustee to Act; Appointment of Successor.....................................91
 SECTION 7.03      Notification to Certificateholders...........................................92


                                                      ARTICLE VIII
                                                 CONCERNING THE TRUSTEE

 SECTION 8.01      Duties of the Trustee........................................................93
 SECTION 8.02      Certain Matters Affecting the Trustee........................................94
 SECTION 8.03      Trustee Not Liable for Certificates or Mortgage Loans........................95
 SECTION 8.04      Trustee May Own Certificates.................................................96
 SECTION 8.05      Trustee's Fees and Expenses..................................................96
 SECTION 8.06      Eligibility Requirements for the Trustee.....................................96
 SECTION 8.07      Resignation and Removal of the Trustee.......................................97
 SECTION 8.08      Successor Trustee............................................................98
 SECTION 8.09      Merger or Consolidation of the Trustee.......................................98
 SECTION 8.10      Appointment of Co-Trustee or Separate Trustee................................98
 SECTION 8.11      Tax Matters.................................................................100
 SECTION 8.12      Periodic Filings............................................................102
 SECTION 8.13      Trust Obligations...........................................................103
 SECTION 8.14      Determination of Certificate Index..........................................103
 SECTION 8.15      Indemnification with Respect to Certain Taxes and Loss of REMIC
                   Status......................................................................103


                                                       ARTICLE IX
                                                       TERMINATION

 SECTION 9.01      Termination upon Liquidation or Purchase of the Mortgage Loans..............104
 SECTION 9.02      Final Distribution on the Certificates......................................104
 SECTION 9.03      Additional Termination Requirements.........................................105


                                                          iii


                                                        ARTICLE X
                                                MISCELLANEOUS PROVISIONS

 SECTION 10.01     Amendment...................................................................107
 SECTION 10.02     Recordation of Agreement; Counterparts......................................108
 SECTION 10.03     Governing Law...............................................................109
 SECTION 10.04     Intention of Parties........................................................109
 SECTION 10.05     Notices.....................................................................109
 SECTION 10.06     Severability of Provisions..................................................110
 SECTION 10.07     Assignment..................................................................110
 SECTION 10.08     Limitation on Rights of Certificateholders..................................110
 SECTION 10.09     Certificates Nonassessable and Fully Paid...................................111
 SECTION 10.10     Protection of Assets........................................................111


                                   EXHIBITS

EXHIBIT A      Form of Class A Certificates
EXHIBIT B      Form of Class M Certificates
EXHIBIT C      Form of Class B Certificate
EXHIBIT D      Form of Residual Certificate
EXHIBIT E      Form of Class X Certificate
EXHIBIT F      Form of Class P Certificate
EXHIBIT G      Form of Initial Certification (and Subsequent Certification) of
               Trustee
EXHIBIT H      Form of Final Certification of Trustee
EXHIBIT I      Transfer of Affidavit
EXHIBIT J      Form of Transferor Certificate
EXHIBIT K      Form of Investment Letter (Non-rule 144A)
EXHIBIT L      Form of Rule 144A Letter
EXHIBIT M      Request for Release
EXHIBIT N      Officer's Certificate with Respect to Principal Prepayments
EXHIBIT P      Form of Servicer Report
EXHIBIT Q      FSA Policy
EXHIBIT R      Form of Subsequent Transfer Agreement

SCHEDULE IA Mortgage Loan Schedule for Mortgage Loans with November 1, 2000 Representations and Warranties
SCHEDULE IB Mortgage Loan Schedule for Mortgage Loans with Closing Date Representations and Warranties
SCHEDULE IIA   Representations and Warranties - DLJMC
SCHEDULE IIB   Representations and Warranties - Calmco
SCHEDULE IIC   Representations and Warranties - Wilshire
SCHEDULE IIIA  Representations and Warranties - Mortgage Loans

     THIS POOLING AND SERVICING AGREEMENT, dated as of May 1, 2001, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as the Seller (the "Seller"), CALMCO SERVICING L.P., a Delaware limited partnership, as a servicer (in such capacity, a "Servicer") and as the special servicer (in such capacity, the "Special Servicer"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as a servicer (in such capacity, a "Servicer") and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

                                WITNESSETH THAT

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                             PRELIMINARY STATEMENT

     REMIC 1 will consist of all of the assets of the Trust Fund (excluding any Prepayment Premiums, the Prefunding Account, the Basis Risk Reserve Fund, the Capitalized Interest Account and the Reserve Fund) and will be evidenced by the Class LT-A Interest, Class LT-M-1 Interest, Class LT-M-2 Interest, Class LT-B Interest (together, the "Subsidiary REMIC Group 1 Accretion Directed Classes"), Class LT-1-Accrual Interest (the "Subsidiary REMIC Class LT-Accrual Interest (the "Subsidiary REMIC Accrual Class", together with the "Subsidiary REMIC Accretion Directed Classes, the "Subsidiary REMIC Interests") which will be uncertificated and will represent the "regular interests" in REMIC 1. Class R-I Interest and Class R-II Interest will represent the sole class of residual interest in each of REMIC 1 and the Master REMIC, respectively. The Trustee will hold the Subsidiary REMIC Regular Interests. The Master REMIC will consist of the Subsidiary REMIC Regular Interests and will be evidenced by the Class S-A, Class S-M-1, Class S-M-2, Class S-B and Class S-X Certificates (which will represent the "regular interests" in the Master REMIC). The Class AR Certificates will represent the beneficial ownership of the Class R-I and R-II Interests.

          (i) The Subsidiary REMIC Regular Interests shall have the following principal balances, pass-through rates and Corresponding Classes of Certificates in the manner set forth in the following table:


    ---------------------------- ----------------------------- ------------------------- ----------------------------
                                                                                               Corresponding
               REMIC                       Initial                     Interest                 Master REMIC
             Interests                     Balance                       Rate                       Class
    ---------------------------- ----------------------------- ------------------------- ----------------------------
              LT-A-1          1/2 Corresponding Master               Net WAC Rate                    S-A
                                  REMIC Class S-Balance
    ---------------------------- ----------------------------- ------------------------- ----------------------------
              LT-M-1          1/2 Corresponding Master               Net WAC Rate                   S-M-1
                                  REMIC Class S-Balance
    ---------------------------- ----------------------------- ------------------------- ----------------------------
              LT-M-2          1/2 Corresponding Master               Net WAC Rate                   S-M-2
                                  REMIC Class S-Balance
    ---------------------------- ----------------------------- ------------------------- ----------------------------
               LT-B           1/2 Corresponding Master               Net WAC Rate                    S-B
                                  REMIC Class S-Balance
    ---------------------------- ----------------------------- ------------------------- ----------------------------
             L-Accrual            Principal Balance minus the        Net WAC Rate                    N/A
                                  Class LT-A-1, Class LT-M-1,
                                  Class LT-M-2 and Class LT-B
    ---------------------------- ----------------------------- ------------------------- ----------------------------


    ------------------

    On each Distribution Date, 50% of the increase in the Overcollateralized Amount will be payable as a reduction of the principal balances of the Subsidiary REMIC Accretion Directed Classes and will be accrued and added to the principal balance of the Subsidiary REMIC Accrual Class. On each Distribution Date, the increase in the principal balance of the Subsidiary REMIC Accrual Class may not exceed interest accruals for such Distribution Date for the Subsidiary REMIC Accrual Class. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Subsidiary REMIC Accrual Class for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Subsidiary REMIC Accrual Class payable as principal on the Subsidiary REMIC Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans shall be allocated 50% to the Subsidiary REMIC Accrual Class, and 50% to the Subsidiary REMIC Accretion Directed Classes, until paid in full. Notwithstanding the above, principal payments allocated to the Class S-X Certificates that result in the reduction in the Overcollateralized Amount shall be allocated to the Subsidiary REMIC Accrual Class (until paid in full). Realized losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balances of each of the Subsidiary REMIC Accretion Directed Classes is equal to 50% of the principal balance of their Corresponding Class, and (ii) the Subsidiary REMIC Accrual Class is equal to 50% of the aggregate principal balance of the Mortgage Pool plus 50% of the Overcollateralized Amount.

                                 MASTER REMIC

     The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates which, except for the Class AR Certificates, represents one or more of the "regular interests" in REMIC 2 created hereunder:


                             Original Class                                                                        Integral
                               Certificate          Pass-Through       Assumed Final           Minimum          Multiples in
  Class Designation         Principal Balance          Rate          Maturity Date(l)      Denominations     Excess of Minimum
--------------------    ----------------------    --------------  --------------------  ------------------  -------------------
Class S-A                    $ 55,000,000             5.16%(2)     August 25, 2031          $25,000                $1
Class S-M-1                  $  9,600,000             5.26%(2)     August 25, 2031          $25,000                $1
Class S-M-2                  $ 10,200,000             5.66%(2)     August 25, 2031          $25,000                $1
Class S-B                    $  5,199,950             7.06%(2)     August 25, 2031          $25,000                $1
Class S-X                    $    (3)                   (4)        August 25, 2031            (6)                  NA
Class AR(5)                  $         50             5.16%(2)     August 25, 2031            (7)                  NA


-----------------------
(1) Solely for purposes of Section 1.A60G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in the Master REMIC.
(2) Per annum rate applicable to the June 2001 Distribution Date. For each other Distribution Date the Pass-Through Rate shall be calculated in accordance with the definition of "Pass-Through Rate" herein.
(3)  The Class S-X Certificate accrues interest on the Class Notional Amount.
(4) The pass-through rate of the Class S-X Certificates is the excess of the Net WAC Rate over the product of: (i) 2 and (ii) the weighted average rate of the Subsidiary REMIC Interests, with each Subsidiary REMIC Accretion Directed Class subject to a cap equal to the pass-through rate in respect of the Corresponding Master REMIC Class and the Subsidiary REMIC Accrual Class subject to a cap equal to zero.
(5) The Class AR Certificates will represent the beneficial ownership of the R-1 Interest and the MR Interest.
(6)  The Class S-X Certificate will be issued as a single certificate.
(7)  The Class AR Certificates are issued in minimum Percentage Interests of
     20%.

     Set forth below are designations of Classes of Certificates to the categories used herein:


Book-Entry Certificates.....................     All Classes of Certificates other than the Physical Certificates.

Class S-M Certificates......................     The Class S-M-1 Certificates and Class S-M-2 Certificates.

Class S-X Certificates......................     The Class S-X Certificates.

ERISA-Restricted Certificates...............     Residual Certificates, Private Certificates and any other
                                                 Certificate that no longer satisfies the applicable rating requirements of the Underwriters' Exemption.

LIBOR Certificates..........................     Class S-A, Class AR, Class S-M-1, Class S-M-2 and Class S-B
                                                 Certificates.

Notional Amount Certificates................     Class S-X Certificates.

Offered Certificates........................     All Classes of Certificates other than the Private Certificates.

Private Certificates........................     Class P and Class S-X Certificates.

Physical Certificates.......................     Class AR and Class S-X Certificates.

Rating Agencies.............................     Moody's and S&P

Regular Certificates........................     All Classes of Certificates other than the Class AR and Class P
                                                 Certificates.

Residual Certificates.......................     Class AR Certificates.

Senior Certificates.........................     Class S-A and Class AR Certificates.

Subordinate Certificates....................     Class S-M-1 Certificates, Class S-M-2 Certificates, Class S-B
                                                 Certificates and Class S-X Certificates.


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01 Definitions.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

     Accrual Period: For any interest-bearing Class of Certificates, other than the LIBOR Certificates, and any Distribution Date, the calendar month immediately preceding the related Distribution Date, and with respect to the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

     Advance: The payment required to be made by a Servicer with respect to any Distribution Date pursuant to Section 4.01.

     Aggregate Balance: As of any date of determination will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the prior month.

     Aggregate Collateral Balance: As of any date of determination will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.

     Aggregate Subsequent Transfer Amount: With respect to any Subsequent Transfer Date, the aggregate Stated Principal Balances as of the applicable Cut-off Date of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the revised Mortgage Loan Schedule delivered pursuant to Section 2.01(b); provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

     Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

     Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges, including investment income on the applicable Collection Account. Ancillary Income does not include any Prepayment Premiums.

     Applied Loss Amount: As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Certificates, other than the Class S-X Certificates, after giving effect to all Realized Losses incurred with respect to Mortgage Loans during the Due Period for such Distribution Date and payments of principal on such Distribution Date over (ii) the Aggregate Collateral Balance for such Distribution Date.

     Appraised Value: The amount set forth in an appraisal made in connection 1with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

     Assignment and Assumption Agreement: That certain assignment and assumption agreement dated as of May 1, 2001, by and between DLJMC, as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

     Balloon Loan: Any Mortgage Loan which, by its terms, does not fully amortize the principal balance thereof by its stated maturity and thus requires a payment at the stated maturity larger than the monthly payments due thereunder.

     Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

     Basis Risk Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.06 in the name of the Trustee for the benefit of the Certificateholders and designated "The U.S. Bank National Association in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-S13." Funds in the Basis Risk Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Basis Risk Shortfall: For any Class of LIBOR Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) the Certificate Index plus the applicable Certificate Margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable Distribution Date; (ii) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates; and (iii) 30 days interest on the amount in clause (ii) calculated at a per annum rate equal to the lesser of (x) the Certificate Index plus the applicable Certificate Margin and (y) the Maximum Interest Rate.

     Book-Entry Certificates: As specified in the Preliminary Statement.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee is located, or savings and loan institutions in the States of California, Illinois, Minnesota or Texas are authorized or obligated by law or executive order to be closed.

     Calmco: Calmco Servicing L.P., a Delaware limited partnership, and its successors and assigns.

     Calmco Serviced Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Capitalized Interest Account: The separate Eligible Account designated as such and created and maintained by the Trustee pursuant to Section 3.06(h) hereof. The Capitalized Interest Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC. Except as provided in Section 3.06(h) hereof, any investment earnings on the Capitalized Interest Account shall be treated as owned by the Depositor and will be taxable to the Depositor.

     Capitalized Interest Deposit: $198,880.73.

     Capitalized Interest Requirement: With respect to the June 2001 Distribution Date, an amount equal to 25 days of interest accruing at a per annum rate equal to the sum of (a) the weighted average Pass-Through Rate of the Offered Certificates and (b) 2.50% on the Pre-Funded Amount outstanding at the end of the related Due Period. With respect to each of the July and August 2001 Distribution Dates, an amount equal to interest accruing during the related Accrual Period at a per annum rate equal to the sum of (a) the weighted average Pass-Through Rate of the Offered Certificates for such Distribution Date and (b) 2.50% on the sum of the Pre-Funded Amount at the end of the related Due Period and the aggregate Stated Principal Balance of the Subsequent Mortgage Loans that do not have a first Due Date prior to July 1, 2001 and August 1, 2001, respectively, transferred to the Trust during the related Due Period.

     Carryforward Interest: For any Class of Offered Certificates and Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of
(A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate for such Distribution Date.

     Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

     Certificate Account: The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.06, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies.

     Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and, in the case of any Subordinate Certificates, reduced by any Applied Loss Amounts allocated to such Class on prior Distribution Dates pursuant to Section 4.03. Exclusively for the purpose of determining any subrogation rights of FSA arising under Section 4.07 hereof, "Certificate Balance" of the Class S-A Certificates shall not be reduced by the amount of any payments made by FSA in respect of principal on such Certificates under the FSA Policy, except to the extent such payment shall have been reimbursed to FSA pursuant to the provisions of this Agreement.

     Certificate Index: With respect to each Distribution Date, the rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 a.m., London time, on the related Interest Determination Date relating to each Class of LIBOR Certificates. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by Calmco), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Index will be the Certificate Index applicable to the preceding Distribution Date. On the Interest Determination Date immediately preceding each Distribution Date, the Trustee shall determine the Certificate Index for the Accrual Period commencing on such Distribution Date and inform each Servicer of such rate.

     Certificate Margin: As to each Class of LIBOR Certificates, the applicable amount set forth below:

                   Class                     Certificate Margin
                                         (1)                    (2)
                    S-A                 1.10%                  1.10%
                    AR                  1.10%                  1.10%
                   S-M-1                1.20%                  1.20%
                   S-M-2                1.60%                  2.10%
                    S-B                 3.00%                  3.50%
-----------------------
(1)  Prior to the Optional Termination Date.
(2)  On and after the Optional Termination Date.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

     Certificate Register: The register maintained pursuant to Section 5.02.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

     Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

     Class Notional Amount: For any Distribution Date and the Class S-X Certificate, an amount equal to the aggregate Stated Principal Balances of the Mortgage Loans as of the first day of the related Collection Period.

     Class Principal Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

     Class S-A Policy Payment Account: The account established pursuant to
Section 4.07(c) hereof.

     Class S-X Distributable Amount: With respect to any Distribution Date, the sum of (a) the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Class Notional Amount calculated as specified in the Preliminary Statement plus (b) any Overcollateralization Release Amounts, less any amounts distributed pursuant to Section 4.01(d)A through J hereof on such Distribution Date.

     Closing Date: May 30, 2001.

     Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

     Collection Account: The accounts established and maintained by a Servicer in accordance with Section 3.06.

     Combined Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (i) principal balance of the related Mortgage Loan at such date of determination and (ii) the principal balance of the related First Mortgage Loan as of either the date of origination of that Mortgage Loan or the date of origination of the related First Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Compensating Interest Payment: For any Servicer and Distribution Date, the lesser of (i) the Servicing Fee received by such Servicer for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall for such Mortgage Loans serviced by such Servicer for the related Prepayment Period.

     Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 180 East Fifth Street, St. Paul, MN 55101, Attn: Corporate Trust Structured Finance, Ref. CSFB 2001-S13.

     Cumulative Loss Event: For any Distribution Date, cumulative Realized Losses equals or exceeds the percentage of the Aggregate Collateral Balance as of the Cut-off Date as specified below for that Distribution Date:

                                                       Percentage of
                 Distribution Date             Aggregate Collateral Balance
                 -----------------             ----------------------------
June 2001 - April 2004....................                  N.A.
May 2004 - April 2005.....................                  4.00%
May 2005 - April 2006.....................                  5.50%
May 2006 - April 2007.....................                  7.00%
May 2007 - April 2008.....................                  8.50%
May 2008 and thereafter...................                 10.00%



     Crossing Amounts: For any Distribution Date on or after the Crossing Date and until the HE 12 Termination Date, the least of (a) the excess, if any, of the Targeted Overcollateralization Amount for such Distribution Date over the Overcollateralization Amount (after giving effect to all distributions on such Distribution Date pursuant to Section 4.02, but prior to application of Applied Loss Amounts, if any, on such Distribution Date pursuant to Section 4.03), (b) the excess of $800,000 over the aggregate Crossing Amounts for all prior Distribution Dates and (c) the amount distributed on the HE 12 Certificate on that Distribution Date.

     Crossing Date: The Distribution Date occurring on the earlier of (x) the Distribution Date in October 2002 and (y) the first Distribution Date on which a Crossing Trigger occurs; provided however, such Distribution Date will not be a Crossing Date if on such date (after giving effect to all distributions and Applied Loss Amounts) or any previous Distribution Date, the Overcollateralization Amount equals or exceeds the Targeted Overcollateralization Amount for that Distribution Date.

     Crossing Obligations: The obligation of CSFB to fund the Reserve Fund to the extent provided in Section 4.08 with amounts distributed on the HE 12 Certificate.

     Crossing Trigger: The first Distribution Date on which cumulative Realized Losses equals or exceeds $400,000.

     CSFB: Credit Suisse First Boston Corporation, a Delaware corporation, and its successors and assigns.

     Current Interest: For any interest bearing Class of Offered Certificates and Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance of such Class during the related Accrual Period; provided, that if and to the extent that on any Distribution Date the Interest Remittance Amount is less than the aggregate distributions required pursuant to Section 4.02(a) without regard to this proviso as a result of Interest Shortfalls, then the Current Interest on each Class will be reduced, on a pro rata basis in proportion to the amount of Current Interest for each Class without regard to this proviso, by such Interest Shortfalls for such Distribution Date.

     Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

     Custodian: Bank One Trust Company, N.A., a national banking association, or its successor in interest.

     Custodial Agreement: The Custodial Agreement, dated as of the date hereof, among the Custodian and the Trustee.

     Cut-off Date: For any Mortgage Loan, other than a Subsequent Mortgage Loan, May 1, 2001. For any Subsequent Mortgage Loan, the applicable Subsequent Transfer Date.

     Cut-off Date Pool Principal Balance: $65,463,355 plus $14,536,645 deposited to the Pre-Funding Account on the Closing Date.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

     Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

     Deferred Amount: For any Class of Subordinate Certificates (other than the Class S-X Certificates) and Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.

     Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

     Deleted Mortgage Loan: As defined in Section 2.03(d).

     Delinquency Rate: For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last clay of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

     Depositor: Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: As to any Distribution Date and any Mortgage Loan, the Business Day immediately preceding the 18th day of each month.

     Distribution Date: The 25th day of each month or if such day is not a Business Day, the first Business Day thereafter, in each case commencing in June 2001.

     Disqualified Organization: A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an "electing large partnership" within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class AR Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class AR Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "State" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

     DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

     Due Date: With respect to each Mortgage Loan and any Distribution Date, the date on which Scheduled Payments on such Mortgage Loan are due which is either the first day of the month of such Distribution Date, or if Scheduled Payments on such Mortgage Loan are due on a day other than the first day of the month, the first day of the calendar month in which such Scheduled Payments are due, exclusive of any days of grace.

     Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity. Eligible Accounts may bear interest.

     Eligible Investments: Any one or more of the obligations and securities listed below:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated Aa3 or higher by Moody's;

          (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in the highest ratings by each Rating Agency, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each Rating Agency;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) the short-term debt obligations of which are rated A-1 or higher by S&P rated A-2 or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of Moody's, and a short-term unsecured debt rating of A-1 or higher by S&P, at the time of such investment;

          (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category by each Rating Agency, at the time of such investment;

          (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of Moody's, and a short-term unsecured debt rating of A-1 or higher by S&P, at the time of such investment; and

          (vii) money market funds having ratings in the highest available rating category of Moody's and either "AAAm" or "AAAm-G" of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Servicer or the Trustee and any such funds that are managed by the Servicer or the Trustee or their respective Affiliates or for the Servicer or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA-Restricted Certificate: As specified in the Preliminary Statement.

     ERISA-Qualifying Underwriting: With respect to any ERISA-Restricted Certificate, a best efforts or firm commitment underwriting or private placement that meets the requirements of the Underwriters' Exemption (without regard to the ratings requirements).

     Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by each Servicer pursuant to Section 3.19.

     Escrow Account: The separate account or accounts created and maintained by each Servicer pursuant to Section 3.07.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

     Event of Default: As defined in Section 7.01.

     Excess Reserve Fund Amount: With respect to any Distribution Date, the excess, if any, of (a) the sum of Overcollateralization Amount and the amount on deposit in the Reserve Fund

(after giving effect to distributions pursuant to Section 4.02 and Applied Loss Amounts pursuant to Section 4.03 on such Distribution Date) over (b) the Targeted Overcollateralization Amount for the next Distribution Date.

     Expense Fee: As to each Mortgage Loan, the sum of the related Servicing Fee, the Loss Mitigation Advisor's Fee, the Trustee Fee and any Primary Insurance Policy premium, if applicable.

     Expense Fee Rate: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Trustee Fee Rate, the Loss Mitigation Advisor's Fee Rate and any Primary Insurance Policy premium, if applicable.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Fidelity Bond: A fidelity bond to be maintained by each Servicer pursuant to Section 3.18.

     Final Scheduled Distribution Date: The Distribution Date in August 2031.

     FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FNMA Guides: The FNMA Sellers' Guide and the FNMA Servicers' Guide and all amendments or additions thereto.

     FSA: Financial Security Assurance Inc., a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

     FSA Policy: The irrevocable Certificate Guaranty Insurance Policy, No. 51099-N, including any endorsements thereto, issued by FSA with respect to the Class A-2 Certificates, in the form attached hereto as Exhibit Q.

     FSA Premium: With respect to any Distribution Date, an amount equal to 1/12th of the product of (a) the Class Principal Balance of the Class S-2 Certificates as of such Distribution Date (prior to giving effect to any distributions thereon on such Distribution Date) and (b) the Premium Percentage.

     FSA Reimbursement Amount: The sum of (i) all amounts paid by FSA under the FSA Policy which have not been previously reimbursed, (ii) all unpaid FSA Premiums, (iii) all amounts due to FSA under this Agreement and (iv) interest on the foregoing at the Late Payment Rate.

     Guaranteed Distributions: As defined in the FSA Policy.

     HE 12 Certificate: The CSFB Mortgage Pass-Through Certificate, Series 2001-HE 12, Class S-X.

     HE 12 Termination Date: The earliest of (1) the first Distribution Date on which deposits to the Reserve Fund on that Distribution Date and all prior Distribution Dates pursuant to Section 4.09 equal $800,000, (ii) the first Distribution Date on which the Overcollateralization Amount equals or exceeds the Targeted Overcollateralization Amount and (iii) the termination of the Trust pursuant to Section 9.01.

     HE 12 Trustee: U.S. Bank National Association, as trustee of the CSFB ABS Trust, Series 2001-HE 12.

     Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

     Initial Cut-off Date: May 1, 2001.

     Initial Mortgage Loan: A Mortgage Loan conveyed to the Trust on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

     Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any Primary Insurance Policy, any standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

     Insurance Proceeds: Proceeds of any primary mortgage guaranty insurance policies and any other Insurance Policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures.

     Insured Payments: As to any Distribution Date, amounts actually paid under the FSA Policy.

     Interest Determination Date: With respect to the LIBOR Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

     Interest Remittance Amount: For any Distribution Date, an amount equal to the sum of (1) all interest collected (other than related Payaheads and Simple Interest Excess, if applicable) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Due Period, the interest portion of Payaheads previously received and intended for application in the related Due Period and the interest portion of all Payoffs and Curtailments received on the

Mortgage Loans during the related Prepayment Period, less (x) the Servicing Fees and the Loss Mitigation Advisor Fee with respect to such Mortgage Loans and (y) unreimbursed Advances and other amounts due to a Servicer or Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by each Servicer with respect to the Mortgage Loans with respect to such Distribution Date, (3) the portion of any Substitution Adjustment Amount or Repurchase Price paid with respect to such Mortgage Loans during the calendar month immediately preceding the Distribution Date allocable to interest, (4) all Net Liquidation Proceeds, and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to interest, (5) any amounts withdrawn from the Simple Interest Excess Sub-Account and the Capitalized Interest Account, in either case to pay interest on the Certificates with respect to such Distribution Date and (6) any amounts withdrawn from the Reserve Fund pursuant to Section 4.09(c)(i) in connection with such Distribution Date representing the interest portion of a Realized Loss. If on any Determination Date the amount deposited into the Collection Account with respect to Compensating Interest is the amount calculated in clause (ii) of the definition of Compensating Interest Payment for such Distribution Date, any remaining Servicing Fee shall be available to cover any Net Simple Interest Shortfalls remaining on such Distribution Date, after giving effect to the withdrawal from the Simple Interest Excess Sub-Account pursuant to
Section 3.07(g) on such Determination Date.

     Interest Shortfall: For any Distribution Date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rate) on Mortgage Loans resulting from (a) Prepayment Interest Shortfalls to the extent not covered by a Compensating Interest Payment and (b) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940.

     Late Payment Rate: Means the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced form time to time by U.S. Bank National Association at its principal office in St. Paul, Minnesota, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by U.S. Bank National Association) plus 3%, and (ii) the then applicable highest rate of interest on the Securities and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York or Minnesota or in the city of London, England are required or authorized by law to be closed.

     LIBOR Certificates: The Offered Certificates.

     Liquidation Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property (exclusive of any possibility of a deficiency judgment).

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

     Loss Mitigation Advisor: The Murrayhill Company, a Colorado corporation, and any successor.

     Loss Mitigation Advisory Agreement: The agreement between the Servicer and the Loss Mitigation Advisor dated as of May 30, 2001.

     Loss Mitigation Advisor Fee: The fee payable to the Loss Mitigation Advisor on each Distribution Date for its services as Loss Mitigation Advisor, in an amount equal to one-twelfth of the Loss Mitigation Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

     Loss Mitigation Advisor Fee Rate: .0165% per annum.

     Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

     Master REMIC: As specified in the Preliminary Statement.

     Maximum Interest Rate: For the LIBOR Certificates and any Distribution Date, 14%.

     Monthly Excess Cashflow: For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

     Monthly Excess Interest: As to any Distribution Date, the Interest Remittance Amount remaining after the application of payments pursuant to clauses A through G of Section 4.02(a) and the Principal Payment Amount remaining after the application of payments pursuant to clauses A. through E. of Section 4.02(b) or 4.02(c), as applicable.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

     Moody's: Moody's Investors Service, Inc., or any successor thereto. For purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor, each Servicer and the Trustee.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     Mortgage File: The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or a Custodian to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Such mortgage loans include conventional, fixed-rate, fully amortizing and balloon, first lien residential mortgage loans, all of which have original terms to stated maturity of up to 30 years.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

          (i) the Mortgage Loan identifying number;

          (ii) the Mortgagor's name;

          (iii) the street address of the Mortgaged Property including the state and zip code;

          (iv) a code indicating the type of Mortgaged Property and the occupancy status;

          (v) the original months to maturity;

          (vi) the Combined Loan-to-Value Ratio at origination;

          (vii) the Mortgage Rate;

          (viii) the stated maturity date;

          (ix) the amount of the Scheduled Payment as of the Cut-off Date;

          (x) the original principal amount of the Mortgage Loan;

          (xi) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

          (xii) the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

          (xiii) a code indicating whether a Prepayment Premium is required to be paid in connection with a prepayment of the Mortgage Loan and the amount of the Prepayment Premium; and

          (xiv) whether such Mortgage Loan is a Calmco Serviced Loan or a Wilshire Serviced Loan and whether such Mortgage Loan is a Simple Interest Mortgage Loan.

     With respect to the Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

          (i) the number of Mortgage Loans;

          (ii) the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

          (iii) the weighted average Mortgage Rate of the Mortgage Loans.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     Mortgage Pool: All of the Mortgage Loans.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note.

     Mortgaged Property: The underlying real property securing a Mortgage
Loan.

     Mortgagor: The obligor(s) on a Mortgage Note.

     Net Excess Spread: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is equal to the excess of
(x) the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans, multiplied by the Net WAC Rate over (y) the Interest Remittance Amount for such Distribution Date, and the denominator of which is an amount equal to the Aggregate Balance for such Distribution Date of the Mortgage Loans, multiplied by the actual number of days elapsed in the related Accrual Period divided by 360.

     Net Funds Cap: As to any Distribution Date, will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for such date and
(2) 12, and the denominator of which is the applicable Aggregate Balance immediately preceding such Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Net Liquidation Proceeds: Liquidation Proceeds, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Servicing Fees, Servicing Advances and Advances.

     Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

     Net Simple Interest Excess: As of any Distribution Date, the excess, if any, of the aggregate amount of Simple Interest Excess over the amount of Simple Interest Shortfall.

     Net Simple Interest Shortfall: As of any Distribution Date, the excess, if any, of the aggregate amount of Simple Interest Shortfall over the amount of Simple Interest Excess.

     Net WAC Rate: As to any Distribution Date, a rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans for the related Due Period, weighted on the basis of the Stated Principal Balances as of the first day of the related Due Period.

     Nonrecoverable Advance: With respect to any Mortgage Loan, any portion of an Advance or Servicing Advance previously made or proposed to be made by the applicable Servicer that, in the good faith judgment of the applicable Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

     Notional Amount Certificates: As specified in the Preliminary Statement.

     Offered Certificates: As specified in the Preliminary Statement.

     Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Services or any certificate of any Servicing Officer, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or a Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and any Servicer, (ii) not have any material direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. The Trustee is entitled to rely on representations of counsel that it is independent for this purpose. The cost of any Opinion of Counsel, except as otherwise specifically provided herein, shall not be at the expense of the Trustee.

     Optimal Interest Remittance Amount: For any Distribution Date, the excess of (i) the product of (1) (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period less the Premium Percentage, divided by (y) 12 and (2) the applicable Aggregate Collateral Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that do not arise as a result of a default or delinquency of the Mortgage Loans.

     Optional Termination Date: The first Distribution Date on which Calmco may exercise its right to terminate the Trust Fund pursuant to Section 9.01.

     OTS: The Office of Thrift Supervision.

     Outsourcer: As defined in Section 3.02.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

          (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

          (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidation Mortgage Loan prior to such Due Date.

     Overcollateralization Amount: For any Distribution Date, an amount equal to the amount, if any, by which (x) the applicable Aggregate Collateral Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Offered Certificates after giving effect to payments on such Distribution Date.

     Overcollateralization Deficiency: For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

     Overcollateralization Release Amount: For any Distribution Date, an amount equal to the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the related Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the certificates of the related certificate group, exceeds (2) the related Targeted Overcollateralization Amount for such date.

     Overfunded Interest Amount: With respect to the June 2001, July 2001 and August 2001 Distribution Date, the excess of (A) the amount on deposit in the Capitalized Interest Account on such date over (B) the excess of (i) the amount of interest accruing at the sum of the (a) assumed weighted average Pass-Through Rate of the Offered Certificates and (b) the Premium Percentage on the Pre-Funded Amount outstanding at the end of the related Due Period for the total number of days remaining through the end of the Accrual Period ending on September 24, 2001 over (ii) one month of investment earnings on the amount on deposit in the Capitalized Interest Account on such date at an annual rate of 2.5%. The assumed weighted average Pass-Through Rate will be calculated assuming the Certificate Index is 4.06375% for the July 2001 Distribution Date and 4.06375% for the August 2001 Distribution Date.

     Ownership Interest: As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: With respect to the Class S-A Certificates and any Distribution Date, a per annum rate equal to the lesser of (x) LIBOR for such Distribution Date and the related Certificate Margin and (y) the lesser of the Net Funds Cap for such Distribution Date and 9.25%. With respect to any Class of LIBOR Certificates and any Distribution Date, a per annum rate equal to the lesser of (x) LIBOR for such Distribution Date and the related Certificate Margin and (y) the Net Funds Cap for such Distribution Date.

     Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

     Payoff: Any payment of principal on a Mortgage Loan equal to the entire outstanding principal balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

     Percentage Interest: As to any Certificate, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

     Permitted Transferee: Any person other than a Disqualified Organization or a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI. The terms "United States" and "State" shall have the meanings set forth in section 7701 of the Code or successor provisions.

     Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Physical Certificates: As specified in the Preliminary Statement.

     Preference Claim: As defined in Section 4.07(h).

     Pre-Funded Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which shall equal $14,536,645.

     Pre-Funding Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06 in the name of the Trustee for the benefit of the Certificateholders and designated "U.S. Bank National Association, in trust for registered holders of CSFB Mortgage Pass-Through Certificates, CSFB ABS Trust Series 2001-S13" Funds in the Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder; provided, however, that any investment income earned from Permitted Investments made with funds in the Pre-Funding Account shall be for the account of the Depositor.

     Pre-Funding Period: The period from the Closing Date until the earlier of
(i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero, or (ii) an Event of Default occurs or (iii) August 24, 2001.

     Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment, other than Principal Prepayments on Calmco Serviced Loans that occur during the portion of the Prepayment Period that is in the same calendar month as the Distribution Date, the difference between (i) one full month's interest at the applicable Mortgage Rate, as reduced by the Servicing Fee Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest due and actually received from the related Mortgagor that accrued during the month immediately preceding such Distribution Date with respect to such Mortgage Loan in connection with such Principal Prepayment.

     Prepayment Premium: With respect to each Mortgage Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the Mortgage Loan Schedule.

     Prepayment Period: With respect to any Distribution Date and any Payoff, the period from the fifteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first distribution date, from the Cut-Off Date) through the fourteenth day of the month in which such Distribution Date occurs. With respect to any Distribution Date and any Curtailment, the calendar month preceding such Distribution Date.

     Premium Percentage: 0.10%.

     Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

     Principal Payment Amount: For any Distribution Date, an amount equal to the related Principal Remittance Amount for such date minus the related Overcollateralization Release Amount, if any, for such date.

     Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

     Principal Remittance Amount: For any Distribution Date, an amount equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Due Period (less unreimbursed Advances, Servicing Advances and other amounts due to each Servicer and the Trustee with respect to such Mortgage Loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Due Period,
(2) all Principal Prepayments on the Mortgage Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or a Servicer during the calendar month immediately preceding such Distribution Date, (4) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans during the calendar month immediately preceding such Distribution Date allocable to principal, (5) all Net Liquidation Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal) collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to principal, (6) any amount withdrawn from the Reserve Fund pursuant to Section 4.09(c)(ii) in connection with such Distribution Date representing the principal parties of a Realized Loss and (7) with respect to the August 2001 Distribution Date, any amounts remaining in the Pre-Funding Account (other than investment earnings thereon).

     Private Certificates: As specified in the Preliminary Statement.

     Prospectus Supplement: The Prospectus Supplement dated May 29, 2001 relating to the Offered Certificates.

     PUD: Planned Unit Development.

     Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

     Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan;
(iii) have a

Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;
(iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan and (v) comply with each representation and warranty set forth in Section 2.03(b).

     Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicers. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

     Realized Loss: With respect to each Liquidation Mortgage Loan, an amount (not less than zero or more than the principal balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the principal balance of the Liquidation Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the principal balance of such Liquidation Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidation Mortgage Loan. For purpose of determining withdrawals from the Reserve Fund pursuant to Section 4.08, Net Liquidation Proceeds shall first be applied against (ii) above.

     Record Date: With respect to any Class of Physical Certificates and any Distribution Date, the last day of the calendar month preceding the month in which such Distribution Date occurs. With respect to any Class of Certificates that is not a Physical Certificate and any Distribution Date, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02, the Record Date shall be the last day of the calendar month preceding the month in which such Distribution Date occurs.

     Reference Bank Rate: As to any Accrual Period relating to the LIBOR Certificates as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London time, on the Interest Determination Date prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by Calmco, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Accrual Period.

     Reference Banks: Three major banks that are engaged in the London interbank market, selected by Calmco, as identified in writing to the Trustee.

     Regular Certificates: As specified in the Preliminary Statement.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     REMIC: A "real estate mortgage investment conduit", within the meaning of
Section 860D of the Code. Reference herein to REMIC refers to the Master REMIC and REMIC 1 and REMIC 2, as the context requires.

     REMIC 1: As described in the Preliminary Statement.

     REMIC 1 Regular Interest: Any one of the "regular interests" in REMIC 1 described in the Preliminary Statement.

     REMIC Election: An election, for federal income tax purposes, to treat certain assets as a REMIC.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Repurchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to this Agreement or purchased at the option of Calmco pursuant to this Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate (reduced by the Servicing Fee Rate if the purchaser of the Mortgage Loan is also the Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders.

     Request for Release: The Request for Release submitted by a Servicer to the Trustee or a Custodian, substantially in the form of Exhibit M.

     Required Basis Risk Reserve Fund Deposit: With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the excess of (i) the greater of (a) $15,000 and (b) product of 0.50% and the Aggregate Balance over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Distribution Date. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, the excess of (i) $5,000 over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Distribution Date.

     Required Basis Risk Reserve Fund Amount: With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the greater of (a) $15,000 and (b) the product of 0.50% and the Aggregate Balance. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, $5,000.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Residual Certificates: As specified in the Preliminary Statement.

     Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer or employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

     Rolling Three Month Delinquency Rate: For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the related Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

     S-B Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Senior Certificates and the aggregate Class Principal Balance of the Class S-M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class S-B Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 86.00% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

     S-M-1 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Senior Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class S-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 47.50% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

     S-M-2 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class S-M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class S-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 73.00% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

     S&P: Standard & Poor's Ratings Agency, a division of The McGraw-Hill Companies, Inc. For purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 55 Water Street, New York, New York 10041,
Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor, the Servicers and the Trustee.

     SAIF: The Savings Association Insurance Fund, or any successor thereto.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

     Securities Act: The Securities Act of 1933, as amended.

     Seller: DLJMC.

     Senior Certificates: As specified in the Preliminary Statement.

     Senior Enhancement Percentage: For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Distribution Date (assuming no Trigger Event has occurred), and the denominator of which is the Aggregate Collateral Balance for such Distribution Date.

     Senior Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 23.50% and
(ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

     Servicer: Calmco or Wilshire, or their successors in interest, as applicable.

     Servicer Employee: As defined in Section 3.19.

     Servicer Remittance Date: With respect to any Mortgage Loan and Distribution Date, two Business Days prior to such Distribution Date.

     Servicing Advance: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys' fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services); (iv) any expenses incurred by the Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a) and (v) compliance with the obligations under Section 3.10.

     Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in
Section 3.15.

     Servicing Fee Rate: With respect to any Mortgage Loan, 0.75% per annum.

     Servicing Officer: With respect to each Servicer, any officer of that Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to the Trustee.

     Simple Interest Excess: As of any Distribution Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) the portion of the monthly payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Due Period, over (ii) 30 days' interest on the Stated Principal Balance of such Mortgage Loan at the Mortgage Rate.

     Simple Interest Excess Sub-Account: The sub-account of the Collection Account established by the Servicer pursuant to Section 3.07(f). The Simple Interest Excess Sub-Account shall be an Eligible Account.

     Simple Interest Mortgage Loan: Any Mortgage Loan for which the interest due thereon is calculated based on the actual number of days elapsed between the date on which interest was last paid through the date on which the most current payment is received.

     Simple Interest Qualifying Loan: As of any Determination Date, any Simple Interest Mortgage Loan that was neither prepaid in full during the related Due Period, nor delinquent with respect to a payment that became due during the related Due Period as of the close of business on the Determination Date following such Due Period.

     Simple Interest Shortfall: As of any Distribution Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) 30 days' interest on the Stated Principal Balance of all such Mortgage Loans at the Mortgage Rate, over (ii) the portion of the monthly payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Due Period.

     Special Serviced Mortgage Loan: Any Mortgage Loan the servicing of which is transferred to Calmco pursuant to Section 3.03 after the Closing Date.

     Startup Day: The Closing Date.

     Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidation Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

     Stepdown Date: The date occurring on the later of (x) the Distribution Date in June 2004 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to approximately 76.50%.

     Subordinate Certificates: As specified in the Preliminary Statement.

     Subsequent Cut-off Date: With respect to any Subsequent Mortgage Loan, the date of which such Mortgage Loan is transferred to the Trust.

     Subsequent Mortgage Loan: Any Mortgage Loan other than an Initial Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.01 hereof and to a Subsequent Transfer Agreement, which Mortgage Loan shall be listed on the revised Mortgage Loan Schedule delivered pursuant to this Agreement and on Schedule A to such Subsequent Transfer Agreement. When used with respect to a single Subsequent Transfer Date, Subsequent Mortgage Loan shall mean a Subsequent Mortgage Loan conveyed to the Trust on that Subsequent Transfer Date.

     Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit N hereto, executed and delivered by the applicable Servicer, the Depositor, DLJMC and the Trustee as provided in
Section 2.01 hereof.

     Subsequent Transfer Date: For any Subsequent Transfer Agreement, the date the related Subsequent Mortgage Loans are transferred to the Trust Fund pursuant to the related Subsequent Transfer Agreement.

     Subservicer: Any Subservicer which is subservicing any of the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 3.02.

     Subservicing Agreement: An agreement between a Servicer and a Subservicer for the servicing of the related Mortgage Loans.

     Substitution Adjustment Amount: As defined in Section 2.03.

     Targeted Overcollateralization Amount: For any Distribution Date prior to the Stepdown Date, 7.00% of the Aggregate Collateral Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) 14.00% of the Aggregate Collateral Balance for such Distribution Date, or (b) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

     Telerate Page 3750: The display designated as page 3750 on Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

     Trigger Event: A Trigger Event will occur for any Distribution Date if
(a) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 16.75% of the related Senior Enhancement Percentage for such Distribution Date or (b) a Cumulative Loss Event is occurring.

     Trust: CSFB ABS Trust Series 2001-S13 established pursuant to the
Agreement.

     Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the Cut-off Date; (ii) the Collection Accounts (including the Simple-Interest Excess Sub-Account), the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account and the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the Cut-off Date; (iv) the Depositor's rights order the Assignment and Assumption Agreement; (v) the Reserve Fund, and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

     Trustee: U.S. Bank National Association in its capacity as Trustee under this Agreement, and its successors and assigns in such capacity.

     Trustee Fee: The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

     Trustee Fee Rate: .03% per annum.

     Underwriters' Exemption: Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 99% of all Voting Rights shall be allocated among the Class S-A, Class S-M-1, Class S-M-2 and Class S-B Certificates. The portion of such 98% Voting Rights allocated to the Class S-A, Class S-M-1, Class S-M-2 and Class S-B Certificates shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding. The Class S-X Certificates shall each be allocated 1% of the Voting Rights. Voting Rights shall be allocated among the Certificates within each such Class (other than the Class S-X Certificates, which each have only one certificate) in accordance with their respective Percentage Interests. The Class AR shall have no voting rights.

     Wilshire: Wilshire Credit Corporation, a Nevada corporation, and its successors and assigns.

     Wilshire Serviced Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     SECTION 1.02 Interest Calculations.

     Interest on the LIBOR Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed. The calculation of all fees and interest on the Class S-X Certificate shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                        REPRESENTATIONS AND WARRANTIES

     SECTION 2.01 Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to (i) subject to
Section 6.04(b), each Initial Mortgage Loan, including all interest and principal received or receivable on or with respect to such Initial Mortgage Loans after the Initial Cut-off Date and all interest and principal payments on the Initial Mortgage Loans received prior to the Initial Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Initial Mortgage Loans on or before the Initial Cut-off Date; (ii) any insurance policies in respect of the Initial Mortgage Loans; (iii) the Depositor's rights under the Assignment and Assumption Agreement, (iv) any such amounts as may be deposited into and held by the Trustee in the Pre-Funding Account, Capitalized Interest Account and the Reserve Fund and (v) all proceeds of any of the foregoing. In addition, on or prior to the Closing Date, the Depositor shall cause FSA to deliver the FSA Policy to the Trustee.

     (b) In connection with the transfer and assignment set forth in clause
(a) above, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

          (i) the electronic Mortgage Loan Schedule;

          (ii) (A) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed "Pay to the order of ____________________, without recourse" and signed in the name of the last named endorsee by an authorized officer, or

               (B) with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

          (iii) the original of any guarantee executed in connection with the Mortgage Note (if any);

          (iv) the original Mortgage, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording. The return directions for the original Mortgage should indicate, when recorded, mail to the Seller;

          (v) the originals of all assumption, modification, consolidation or extension agreements (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

          (vi) the original Assignment of Mortgage from the last named assignee of the Mortgage, in recordable form, for the Mortgage Loan assigned in blank; and

          (vii) the originals of any intervening recorded assignments of mortgage, showing a complete chain of assignment from origination to the last named assignee, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Trustee forthwith after return from such recording office).

     If the Seller delivers certified copies of any document or instrument set forth in Section 2.01(b) to the Trustee or the Custodian because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Trustee or the Custodian, as applicable, within 60 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Trustee and Custodian due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

     In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Trustee or Custodian, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office and in the case of
(c) above, such original title policy (together with all riders thereto), upon receipt from the applicable title insurer.

     As promptly as practicable subsequent to such transfer and assignment and delivery to it of each Assignment of Mortgage pursuant to clause (vii) above, and in any event, within thirty (30) days thereafter, the Trustee shall (at the Seller's expense) (i) affix the Trustee's name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such Assignment of Mortgage to be completed in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the Assignments of Mortgages to the Trustee, except that, with respect to any Assignment of Mortgage as to which the Trustee has not received the information required to prepare such Assignment of Mortgage in recordable form, the Trustee's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Trustee need not cause to be recorded any Assignment of Mortgage which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller (at the Seller's expense) to the Trustee within twenty (20) days of the Closing Date, acceptable to the Rating Agencies, the recordation of such Assignment of Mortgage is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

     (c) The Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all right title and interest in such Subsequent Mortgage Loans, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the related Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

     (d) Upon one Business Days' prior written notice to the Trustee, the Depositor, the Servicer of each applicable Subsequent Mortgage Loan and the Rating Agencies, on any Business Day during the Pre-Funding Period designated by the Depositor, the Depositor, the applicable Servicer, DLJMC and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement so long as no Rating Agency has provided notice that the execution and delivery of such Subsequent Transfer Agreement will result in a reduction or withdrawal of the any ratings assigned to the Certificates (without regard to the Class A-1 Policy).

          The transfer of Subsequent Mortgage Loans and the other property and rights relating to them on a Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

          (i) each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement as of the applicable Subsequent Transfer Date; provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan, the obligation under
     Section 2.03(d) of this Agreement of the applicable Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

          (ii) the Trustee and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, with respect to the qualification of the Trust Fund as a REMIC, to be delivered as provided pursuant to Section 2.01(e);

          (iii) the Rating Agencies and the Trustee are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, with respect to the characterization of the transfer of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date as a sale, to be delivered as provided pursuant to Section 2.01(e);

          (iv) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates by the Rating Agencies (without regard to the FSA Policy);

          (v) no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 30 or more days contractually delinquent as of such date;

          (vi) the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

          (vii) such Subsequent Mortgage Loan will not have a Mortgage Rate less than 8.525% per annum;

          (viii) the Depositor shall have deposited in the Collection Account all principal and interest collected with respect to the related Subsequent Mortgage Loans on or after the related Subsequent Cut-off Date;

          (ix) such Subsequent Mortgage Loan will not have a Combined Loan-to-Value Ratio greater than 100%;

          (x) no Subsequent Mortgage Loan shall have a maturity date after July 1, 2031;

          (xi) such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies;

          (xii) following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date the characteristics of the Mortgage Loans in the Mortgage Pool will be as follows:

               (A) a weighted average Mortgage Rate of at least 13.15% per annum;

               (B) a weighted average remaining term to stated maturity of less than 186 months;

               (C) a weighted average Combined Loan-to-Value Ratio of not more than 87.63%;

               (D) no more than 39.74% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will be balloon loans;

               (E) no more than 39.32% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will be concentrated in one state; and

               (F) no more than 3.48% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will relate to non-owner occupied properties;

          (xiii) neither the applicable Seller nor the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer;

          (xiv) no Event of Default has occurred hereunder; and

          (xv) the Depositor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each of these conditions precedent.

     (e) Upon (1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Sections 2.01(c)(ii) and (iii), (2) delivery to the Trustee by the Depositor of a revised Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the related Subsequent Mortgage Loans and (3) delivery to the Trustee by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in Section 2.01(d), the Trustee shall remit to the Depositor the Aggregate Subsequent Transfer Amount related to the Subsequent Mortgage Loans transferred by the Depositor on such Subsequent Transfer Date from funds in the Pre-Funding Account.

     The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

     SECTION 2.02 Acceptance by the Trustee of the Mortgage Loans.

     (a) The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and declares that it holds and will hold or will cause its agent to hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold or will cause its agent to hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it or the Custodian will maintain possession of the Mortgage Notes in the State of Texas, State of California or State of Minnesota, as directed by the Seller, unless otherwise permitted by the Rating Agencies.

     The Trustee agrees to execute and deliver on the Closing Date to the Depositor and each Servicer an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

     Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor and the Seller and each Servicer a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

     If, in the course of such review, the Trustee finds or is notified by the Custodian that any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Trustee shall list such as an exception in the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

     The Seller shall promptly correct or cure such defect within 90 days from the date it is so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (i) substitute for die related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (ii) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Mortgage Loan; provided, however, that if the cure, substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then the Seller shall be given 720 days from the Closing Date to cure such defect or substitute for, or repurchase such Mortgage Loan; and further provided, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee's failure to record such Assignment of Mortgage, and no Seller shall be obligated to repurchase or cure any Mortgage Loan as to which such Assignment of Mortgage is not recorded. The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage. Such notice shall be delivered every 90 days thereafter until the related Mortgage is returned to the Trustee or Custodian. Any such substitution effected more than 90 days after the Closing Date shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any substitution shall not be effected prior to the additional delivery to the Trustee, or the Custodian on its behalf, of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Repurchase Price for any such Mortgage Loan shall be deposited by the Seller in the applicable Collection Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit M hereto, the Trustee, or a Custodian on its behalf, shall release the related Mortgage File to the Seller and shall execute and deliver at such entity's request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

     The Trustee agrees to execute and deliver or shall cause the Custodian to execute and deliver on the Subsequent Transfer Date to the Depositor and each applicable Servicer a Subsequent Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Subsequent Certification, the Trustee shall acknowledge that such documents appear regular on their face and relate to such

Subsequent Mortgage Loan. Neither the Trustee nor the Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

     Not later than 90 days after the end of the Pre-Funding Period, the Trustee shall deliver to the Depositor and each Servicer a Final Certification with respect to the Subsequent Mortgage Loans in the form annexed hereto as Exhibit H with any applicable exceptions noted thereon.

     If, in the course of such review of the Mortgage Files relating to the Subsequent Mortgage Loans, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01, the Trustee shall or shall cause the Custodian to list such as an exception in the Final Certification; provided, however that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall cure any such defect or repurchase or substitute for any such Mortgage Loan in accordance with Section 2.02(a).

     (b) It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

     (c) Certain Mortgage Loans are being held pursuant to the Custodial Agreements, with respect to such Mortgage Loans. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.01, 2.02, 2.05, 3.12 and the preparation and delivery of any certifications by the Trustee required pursuant to such Sections shall be performed by the Custodian. At the expense of DLJMC, the Trustee, from time to time, shall instruct or cause the instruction of the Custodian to deliver the Mortgage Files to the Trustee for completion and recordation of the Assignments of Mortgage.

     SECTION 2.03 Representations and Warranties of the Seller and Servicers.

     (a) Each of DLJMC, Calmco and Wilshire, in their capacities as Seller or Servicer, hereby makes on behalf of themselves the representations and warranties set forth in Schedule IIA, Schedule IIB and Schedule IIC hereto, respectively, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the applicable Cut-off Date.

     (b) DLJMC, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule IB to the Depositor and the Trustee, as of the Closing Date, or Subsequent Transfer Date, as applicable, or, if so specified therein, as of the applicable Cut-off Date, with respect to the Mortgage Loans identified on Schedule IB hereto and, with respect to the

Mortgage Loans identified on Schedule IA hereto, the Seller hereby makes the representations and warranties set forth therein as of November 1, 2000.

     (c) The Depositor hereby assigns the representations and warranties set forth in Schedule IIIA, and by this reference incorporated herein, to the Trustee, as of the Closing Date, or if specified therein, as of the Cut-off Date or such other date as may be specified.

     (d) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders, it shall cure such breach in all material respects, and if such breach is not so cured, shall,
(i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Repurchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan. The Seller shall promptly reimburse the related Servicer and the Trustee for any actual out-of-pocket expenses reasonably incurred by the related Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to any representation and warranty described in this Section which are made to the best of the Seller's knowledge, if it is discovered by either the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section
2.01. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Seller shall amend the related Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee and the Depositor. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the applicable Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall or shall cause the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

     For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the applicable Collection Account by the Seller on or before the Business Day immediately preceding the related Servicer Remittance Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     In the event that the Seller shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the related Collection Account pursuant to Section 3.06 on or before the Business Day immediately preceding the related Servicer Remittance Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

     The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee and the Custodian on its behalf, for the benefit of the Certificateholders.

     SECTION 2.04 Representations and Warranties of the Depositor as to the
                  Mortgage Loans.

     The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan that, as of the Closing Date, assuming good title has been conveyed to the

Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and the Custodian on its behalf.

     SECTION 2.05 Delivery of Opinion of Counsel in Connection with
                  Substitutions.

     (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     (b) Upon discovery by the Depositor, the Seller, a Servicer, or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Seller, at the Seller's option, to either (i) substitute, if the conditions in Section 2.03(d) with respect to substitutions are satisfied, a Qualified Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

     SECTION 2.06 Execution and Delivery of Certificates.

     The Trustee acknowledges receipt by the Custodian on its behalf of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and the amounts required to be deposited into the Pre-Funding Account, Capitalized Interest Account and the Basis Risk Reserve Fund and, concurrently with such receipt, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement according to its terms.

     SECTION 2.07 REMIC Matters.

     The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "tax matters person" with respect to each REMIC hereunder shall be the Holder of the Residual Certificates. The Trustee on behalf of the

Holders of the Residual Certificates shall act as agent for the "tax matters person". By its acceptance of a Residual Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trustee as its agent to act on behalf of each REMIC pursuant to the specific duties outlined herein. Each REMIC's fiscal year shall be the calendar year.

     SECTION 2.08 Covenants of each Servicer.

     Each Servicer hereby covenants to the Depositor and the Trustee for itself only as follows:

     (a) the Servicer shall comply in the performance of its obligations under this Agreement in all material respects with all reasonable rules and requirements of the insurer under each Primary Insurance Policy; and

     (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Servicers pursuant to this Agreement will contain any untrue statement of a material fact.

     SECTION 2.09 Conveyance of REMIC Regular Interests and Acceptance of
                  REMIC 1 by the Trustee; Issuance of Certificates.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the Certificates. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates. The interests evidenced by the Class R-II Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in the Master REMIC.

     (b) In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-II Interest) the entire beneficial ownership interest in Master REMIC.

     (c) Concurrently with the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-I Interest), Regular Interests and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and Section 2.09(a) and the acceptance by the Trustee thereof, pursuant to Section 2.09(a), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class AR Certificates in authorized denominations evidencing the Class R-I Interest and the Class R-II Interest.

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

     SECTION 3.01 Servicers to Service Mortgage Loans.

     For and on behalf of the Certificateholders, each Servicer shall service and administer the related Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices. The obligations of each of Calmco and Wilshire hereunder to service and administer the Mortgage Loans shall be limited to the Calmco Serviced Loans and the Wilshire Serviced Loans respectively; and with respect to the duties and obligations of each Servicer, references herein to "Mortgage Loans" or related "Mortgage Loans" shall be limited to the Calmco Serviced Loans, including the Special Serviced Loans (and the related proceeds thereof and related REO Properties), in the case of Calmco and the Wilshire Serviced Loans (and the related proceeds thereof and related REO Properties), in the case of Wilshire, and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, provided that a Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement. Each Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to such Servicer.

     In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.09. The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     With respect to the Mortgage Loans, the Servicer of such Mortgage Loans agrees that, with respect to the Mortgagors of such Mortgage Loans, the Servicer shall accurately and fully report its borrower credit files to Equifax, Transunion & Experian in a timely manner.

     Each Servicer hereby acknowledges that, to the extent such Servicer has previously serviced some or all of the Mortgage Loans pursuant to another servicing agreement, the provisions contained in this Agreement shall supersede the provisions contained in such other servicing agreement.

     SECTION 3.02 Subservicing; Enforcement of the Obligations of
                  Subservicers.

     (a) The Mortgage Loans may be subserviced by a Subservicer on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by FNMA or for seller/servicers imposed by FHLMC, or which would require notification to FNMA or FHLMC. A Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by such Servicer of the Subservicer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of such Servicer. Each Servicer shall pay all fees and expenses of any Subservicer engaged by such Servicer from its own funds.

     Notwithstanding the foregoing, each Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an "Outsourcer") that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of such Servicer's obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer. In such event, the use by a Servicer of any such Outsourcer shall not release the related Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of such Servicer, and such Servicer shall pay all fees and expenses of the Outsourcer from such Servicer's own funds.

     (b) At the cost and expense of a Servicer, without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account, such Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a); provided, however, that nothing contained herein shall be deemed to prevent or prohibit such Servicer, at such Servicer's option, from electing to service the related Mortgage Loans itself. In the event that a Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 7.01, and if requested to do so by the Trustee, such Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible. Each Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from such Servicer's own funds without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account.

     (c) Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and its Subservicer, a Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, no Servicer shall be relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans. Each Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of such Servicer by such Subservicer or Outsourcer, as applicable, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     For purposes of this Agreement, a Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer or Outsourcer regardless of whether such payments are remitted by the Subservicer or Outsourcer to such Servicer.

     Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer, and the related Servicer alone, and the Depositor, the Trustee and the other Servicer shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability to pay a Subservicer's fees and expenses.

     SECTION 3.03 Special Serviced Mortgaged Loans

     If directed by Calmco and solely at Calmco's option, a Servicer shall transfer the servicing of any Mortgage Loan 91 days or more delinquent to Calmco. Calmco shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that Calmco shall not be (i) liable for losses of such Servicer pursuant to Section 3.10 hereof or any acts or omissions of the related predecessor Servicer hereunder, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iii) deemed to have made any representations and warranties of such Servicer hereunder). Upon the transfer of the servicing of any such Mortgage Loan to Calmco, Calmco shall be entitled to the Servicing Fee and other compensation with respect to such Mortgage Loans pursuant to Section 3.15.

     In connection with the transfer of the servicing of any Mortgage Loan to Calmco, each Servicer shall, at Calmco's expense, deliver to Calmco all documents and records relating to such Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing to Calmco. In addition, Calmco shall amend the Mortgage Loan Schedule to reflect that such Mortgage Loans are Calmco Serviced Loans.

     SECTION 3.04 Subordination of Lien Priority.

     (a) Each Servicer shall not consent to the placement of a lien on the Mortgaged Property senior to that of the related second Mortgage unless (i) such action is consistent with reasonable commercial practice and (ii) such consent is given in any one of the following situations:

               (A) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and both (I) the outstanding principal amount of the mortgage loan secured by such senior lien is no greater than the outstanding principal amount of the first mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was conveyed to the Trust and (II) the updated Loan-to-Value Ratio of such Mortgage Loan is not greater than the Loan-to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was conveyed to the Trust; or

               (B) such senior lien secures a mortgage loan that refinances an existing first mortgage loan and (I) the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of such refinancing and (II) the updated Loan-to-Value Ratio of the applicable Mortgage Loan is not greater than the Loan-to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was conveyed to the Trust.

     SECTION 3.05 Trustee to Act as Servicer.

     In the event that any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default, as defined in Section 7.01), the Trustee or its successor shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of such Servicer pursuant to Section 3.10 hereof or any acts or omissions of the related predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or
2.03 hereof or (iv) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof.

     Each Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party at the expense of the outgoing Servicer.

     SECTION 3.06 Collection of Mortgage Loans; Collection Account;
                  Certificate Account; Pre-Funding Account; Capitalized Interest Account

     (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidation Mortgage Loans, each Servicer shall proceed in accordance with the customary and usual standards of practice of prudent mortgage loan servicers to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and any related Primary Insurance Policy and shall take special care with respect to Mortgage Loans for which a Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and the Mortgaged Properties, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the terms of this Agreement, the Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in such Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment or the related Servicer, such default is reasonably foreseeable; and that no such modification shall reduce the interest rate on a Mortgage Loan below the rate at which the Servicing Fee with respect to such Mortgage Loan accrues or extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Initial Cut-off Date. In the event of any such arrangement, the related Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of
Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Each Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

     (b) Each Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled "[Servicer's name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., CSFB ABS Trust Series 2001-S13, CSFB Mortgage Pass-Through

Certificates, Series 2001-S13". Each Collection Account shall be an Eligible Account. Any funds deposited in a Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law. Funds deposited in a Collection Account may be drawn on by the applicable Servicer in accordance with Section 3.09.

     (c) Each Servicer shall deposit in the applicable Collection Account on a daily basis, and, in each case, retain therein, the following collections remitted by Subservicers or payments received by such Servicer and payments made by such Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

          (i) all payments on account of principal on the related Mortgage Loans, including all Principal Prepayments;

          (ii) all payments on account of interest on the related Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the Servicing Fee Rate;

          (iii) all Liquidation Proceeds on the related Mortgage Loans;

          (iv) all Insurance Proceeds on the related Mortgage Loans including amounts required to be deposited pursuant to Section 3.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.10);

          (v) all Advances made by such Servicer pursuant to Section 4.01;

          (vi) all Substitution Adjustment Amounts and Repurchase Prices on the related Mortgage Loans;

          (vii) with respect to each Principal Prepayment on the related Mortgage Loans, the Prepayment Interest Shortfall, if any, for the Prepayment Period. The aggregate of such deposits shall be made from such Servicer's own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest Payment, if any, for the Mortgage Loans serviced by that Servicer and Distribution Date;

          (viii) any amounts required to be deposited by such Servicer in respect of net monthly income from REO Property pursuant to Section 3.12; and

          (ix) any other amounts required to be deposited hereunder.

     The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by such Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.06, each Servicer may deduct from amounts received by it, prior to deposit to the applicable Collection Account, any portion of any Scheduled Payment representing the Servicing Fee. In the event that a Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection

Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account. The Trustee may conclusively rely on such notice and shall have no liability in connection with the withdrawal of such funds at the direction of a Servicer. Each Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section. All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.09(a).

     (d) On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

          (i) the aggregate amount remitted by the Servicers to the Trustee pursuant to Section 3.09(a)(viii); and

          (ii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account, including, without limitation, amount withdrawn from the Reserve Fund pursuant to Section 4.08.

     In the event that a Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time in writing direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering written notice to the Trustee (upon which the Trustee may conclusively rely) which describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09(b). In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a Servicer.

     (e) Each institution at which a Collection Account or the Pre-Funding Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein in Eligible Investments as directed in writing by the related Servicer (in the case of a Collection Account) and the Depositor (in the case of the Pre-Funding Account) which shall mature not later than (i) in the case of a Collection Account, the related Servicer Remittance Date and (ii) in the case of the Pre-Funding Account, the Business Day immediately preceding the related Distribution Date and, in each case, shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly. The amount of any net investment losses in a Collection Account shall promptly be deposited by the related Servicer in such Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account made in accordance with this Section 3.06. All funds on deposit in the Certificate Account shall remain uninvested or may be invested in by the Trustee, in its sole discretion, in Eligible Investments selected by the Trustee. All net income and gain realized from the investment of, and all earnings on, funds deposited in the Simple Interest Excess Sub-Accounts shall be paid in accordance with Section 3.07. All income and gain net of any losses realized from any such balances or investment of funds on deposit in the Pre-Funding Account shall be for the benefit of the Depositor and shall be remitted to it monthly. The amount of any net investment losses in the Pre-Funding Account shall promptly be deposited by the Depositor in the Pre-Funding Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Pre-Funding Account (other than as provided in this Section 3.06(e)) and made in accordance with this Section 3.06.

     (f) Each Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof. The Trustee shall give notice to each Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account or the Pre-Funding Account prior to any change thereof.

     (g) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Pre-Funding Account. On the Closing Date the Depositor shall remit the Pre-Funded Amount to the Trustee for deposit in the Pre-Funding Account. On each Subsequent Transfer Date, upon satisfaction of the conditions for such Subsequent Transfer Date set forth in Sections 2.01(d) and (e), with respect to the related Subsequent Transfer Agreement, the Trustee shall remit to the Depositor the applicable Aggregate Subsequent Transfer Amount as payment of the purchase price for the related Subsequent Mortgage Loans.

     If any funds remain in the Pre-Funding Account on August 24, 2001, to the extent that they represent earnings on the amounts originally deposited into the Pre-Funding Account, the Trustee shall distribute them to the order of the Depositor. The remaining funds shall be transferred to the Certificate Account to be included as part of principal distributions to the Certificates on the August 2001 Distribution Date.

     (h) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Capitalized Interest Account. On the Closing Date the Depositor shall remit the Capitalized Interest Deposit to the Trustee for deposit in the Capitalized Interest Account. On the Business Day prior to each of the June 2001, July 2001 and August 2001 Distribution Date, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account an amount equal to the Capitalized Interest Requirement for such Distribution Date. On each of the June 2001 and July 2001 Distribution Dates, any Overfunded Interest Amount shall be withdrawn from the Capitalized Interest Account and paid to the Depositor. Any funds remaining in the Capitalized Interest Account immediately after on the August 2001 Distribution Date shall be paid to the Depositor.

     SECTION 3.07 Establishment of and Deposits to Escrow Accounts; Permitted
                  Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges; Simple Interest Excess Sub-Accounts; Deposits in Simple Interest Excess Sub-Accounts.

     (a) To the extent required by the related Mortgage Note and not violative of current law, the applicable Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "[Servicer's name], in trust for various mortgagors related to Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-S13". The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.07(d).

     (b) Each Servicer shall deposit in its Escrow Account or Accounts on a daily basis within two Business Days of receipt and retain therein:

          (i) all Escrow Payments collected on account of the related Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

          (ii) all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any related Mortgaged Property.

     (c) Each Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.07(d). Each Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the applicable Mortgagors. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

     (d) Withdrawals from the Escrow Account or Accounts may be made by the related Servicer only:

          (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire, hazard and flood insurance premiums or other items constituting Escrow Payments for the related Mortgage;

          (ii) to reimburse such Servicer for any Servicing Advances made by such Servicer pursuant to Section 3.07(e) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

          (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

          (iv) for transfer to the related Collection Account to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

          (v) for application to restore or repair of the related Mortgaged Property in accordance with the procedures outlined in Section 3.10(e);

          (vi) to pay to such Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in such Escrow Account;

          (vii) to remove funds inadvertently placed in the related Escrow Account by such Servicer; and

          (viii) to clear and terminate such Escrow Account on the termination of this Agreement.

     (e) With respect to each Mortgage Loan, the applicable Servicer shall maintain accurate records reflecting the status of ground rents and taxes and any other item or charge (including, without limitation, assessments, water rates or sewer rents) which may become a lien senior to the lien of the related Mortgage and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect or cause to be effected payment thereof prior to the applicable penalty or termination date. To the extent that a Mortgage does not provide for Escrow Payments, the applicable Servicer shall determine that any such payments are made by the Mortgagor prior to the applicable penalty or termination date. Each Servicer assumes fill responsibility for, with respect to the Mortgage Loans it services, (i) the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and such Servicer shall make Servicing Advances from its own funds to effect such payments to the extent that such Servicer, in accordance with Accepted Servicing Practices, deems such Servicing Advance recoverable, and (ii) any penalties or late charges incurred in connection with such bills; provided, however, such Servicer shall not be so obligated with respect to any Mortgage which does not provide for Escrow Payments; provided, further, Calmco shall be entitled to reimbursement as a Servicing Advance for any such penalties or late charges related to a Special Serviced Mortgage Loan and such bills and charges due prior to the transfer of the servicing of such Mortgage Loan to Calmco pursuant to Section 3.05.

     (f) No later than the Closing Date, each Servicer responsible for servicing Simple Interest Mortgage Loans will establish and maintain a sub-account of the Collection Account titled "[Servicer's name], Simple Interest Excess Sub-Account in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., CSFB ABS Trust Series 2001-S13, CSFB Mortgage Pass-Through Certificates, Series 2001-S13". Such Servicer shall, on each Determination Date transfer from the Collection Account to the Simple Interest Excess Sub-Account all Net Simple Interest Excess, if any, pursuant to Section 3.09(a)(ix), and shall maintain a record of all such deposits. On the Closing Date, Calmco shall be the sole Servicer responsible for servicing Simple Interest Mortgage Loans.

     (g) Each Servicer shall withdraw amounts on deposit in the applicable Simple Interest Excess Sub-Account on each Determination Date for deposit to the Certificate Account in an amount equal to the lesser of (i) the amount on deposit therein, and (ii) the Net Simple Interest Shortfall for such Distribution Date.

     (h) Calmco shall distribute to the Class S-X Certificateholder 90% of the balance in the applicable Simple Interest Excess Sub-Account on the Distribution Date each year occurring in June, commencing in June, 2002. Such distributions shall be deemed to be made on a first-in, first-out basis. In addition, Calmco shall clear and terminate each related Simple Interest Excess Sub-Account upon the termination of this Agreement and retain any funds remaining therein.

     (i) Amounts on deposit in the Simple Interest Excess Sub-Accounts may be invested in Eligible Investments. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Simple Interest Excess Sub-Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly. The amount of any net investment losses in a Simple Interest Excess Sub-Account shall promptly be deposited by the related Servicer in such Simple Interest Excess Sub-Account.

     SECTION 3.08 Access to Certain Documentation and Information Regarding
                  the Mortgage Loans; Inspections.

     (a) Each Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by such Servicer. In addition, each Servicer shall provide to Calmco reasonable access to all records and documentation regarding the Mortgage Loans serviced by it that become Special Serviced Mortgage Loans.

     (b) Upon reasonable advance notice in writing, each Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that such Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by such Servicer in providing such reports and access.

     (c) Each Servicer shall inspect the related Mortgaged Properties as often as deemed necessary by such Servicer in such Servicer's sole discretion, to assure itself that the value of such Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the applicable Servicer shall conduct inspections in accordance with Accepted Servicing Practices regarding the related Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. Each Servicer shall keep a written or electronic report of each such inspection.

     SECTION 3.09 Permitted Withdrawals from the Collection Accounts and
                  Certificate Account.

     (a) Each Servicer may from time to time make withdrawals from the related Collection Account for the following purposes:

          (i) to pay to such Servicer (to the extent not previously retained by such Servicer) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to such Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

          (ii) to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by such Servicer);

          (iii) to reimburse such Servicer for any Nonrecoverable Advance previously made;

          (iv) to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer's right to reimbursement pursuant to this clause
     (iv) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.12 hereof;

          (v) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to
     Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

          (vi) to reimburse the Seller, the related Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section
     3.10 or 6.03 hereof;

          (vii) to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

          (viii) on or prior to 4:00 p.m. New York time on the Servicer Remittance Date preceding each Distribution Date, to withdraw an amount equal to the sum of the portion of the Interest Remittance Amount, the Principal Remittance Amount and the Loss Mitigation Advisor Fee in such Collection Account applicable to the Mortgage Loans serviced by such Servicer for such Distribution Date and all Prepayment Premiums received during the related Prepayment Period and remit such amount to the Trustee for deposit in the Certificate Account;

          (ix) to deposit to the Simple Interest Excess Sub-Account any amount required to be deposited therein pursuant to Section 3.07(f); and

          (x) to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

     Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account pursuant to such subclauses (i), (ii), (iv) and
(v). Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the related Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

     (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following proposes:

          (i) to pay to itself any investment income from balances in the Certificate Account prior to distributions to Certificateholders;

          (ii) on or prior to each Distribution Date, to pay to the Loss Mitigation Advisor, the Loss Mitigation Advisor Fee for that Distribution Date;

          (iii) to withdraw and return to the applicable Servicer for deposit to the applicable Collection Account any amount deposited in the Certificate Account and not required to be deposited therein; and

          (iv) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof.

     SECTION 3.10 Maintenance of Hazard Insurance; Mortgage Impairment
                  Insurance; Claims; Restoration of Mortgaged Property.

     (a) Each Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Mortgage Loans, which policy shall provide coverage in an amount equal to the amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of the Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgage from becoming co-insurer. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a standard hazard insurance policy, and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer's funds, without reimbursement therefor. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

     Pursuant to Section 3.06, any amounts collected by a Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.09).

     (b) A Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds:

          (i) such Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

          (ii) such Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

          (iii) pending repairs or restoration, such Servicer shall place the Insurance Proceeds in the related Escrow Account.

     If the Trustee is named as an additional loss payee, the related Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

     SECTION 3.11 Enforcement of Due-on-Sale Clauses; Assumption Agreements.

     (a) Each Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan order the "due-on-sale" clause applicable thereto, provided, however, that such Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

     (b) if a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event such Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

     (c) To the extent that any Mortgage Loan is assumable, the related Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the related Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

     (d) Subject to each Servicer's duty to enforce any due-on-sale clause to the extent set forth in this Section 3.11, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, such Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The related Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

     SECTION 3.12 Realization Upon Defaulted Mortgage Loans; Repurchase of
                  Certain Mortgage Loans.

     (a) Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, each Servicer shall take such action as (i) such Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with

Accepted Servicing Practices, (iii) such Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Depositor, Trustee and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that such Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account). The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property or otherwise pursuant to Section 3.08(a).

     Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Trustee with a written report of environmental inspection.

     In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by such Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. If however, the aggregate of such clean up and foreclosure costs and Servicing Advances as estimated in the environmental inspection report are less than or equal to the estimated value of the Mortgaged Property, then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08(a) hereof. In the event the related Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, such Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08(a) hereof, and such Servicer shall have no further obligation to service such Mortgage Loan under the provisions of this Agreement.

     (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The related Servicer shall furnish to the Trustee on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date. The related Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and filing.

     To the extent consistent with Accepted Servicing Practices, the related Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the related Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

     (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by
Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section

860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the related Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

     (d) The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

     (e) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse such Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by such Servicer pursuant to Section 3.08(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the Servicing Fee Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidation Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.15.

     (f) Either Servicer shall, at its option, enter into a special servicing agreement with an unaffiliated Holder of the Class S-X Certificate, subject to each Rating Agency's acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such Holder may
(i) instruct
such Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans serviced by it and will contain provisions for the deposit of cash such Servicer by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures, (ii) purchase delinquent Mortgage Loans serviced by such Servicer from the Trust Fund immediately prior to the commencement of foreclosure proceedings at a price equal to the aggregate outstanding Principal Balance of such Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate through the last day of the month in which such Mortgage Loan is purchased, and/or (iii) assume all of the servicing rights and obligations with respect to delinquent Mortgage Loans serviced by such Servicer so long as such Holder (A) meets the requirements for a Subservicer set forth in Section 3.02(a), and (B) will service such Mortgage Loans in accordance with this Agreement.

     (g) Calmco, at its option, may (but is not obligated to) purchase from the Trust Fund any Mortgage Loan which is 90 or more days delinquent. If it elects to make any such purchase, such Holder shall purchase such Mortgage Loan with its own funds at a price equal to the Repurchase Price.

     SECTION 3.13 Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will immediately notify the Trustee by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit M. Upon receipt of such request, the Trustee shall within four Business Days release the related Mortgage File to the related Servicer, and the Trustee shall within four Business Days of such Servicer's direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The applicable Servicer shall execute lien releases under power of Attorney from the Trustee. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor to the extent permitted by law, otherwise, it will be a Servicing Advance. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, within three Business Days of delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release or cause the Custodian to release the Mortgage File to the related Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case such Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit M, signed by a Servicing Officer.

     If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, such Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

     SECTION 3.14 Documents, Records and Funds in Possession of a Servicer to
                  be Held for the Trustee.

     Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the related Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

     SECTION 3.15 Servicing Fee.

     As compensation for its services hereunder, each Servicer shall be entitled to withdraw from the applicable Collection Account in accordance with
Section 3.09(a) or to retain from interest payments on the related Mortgage Loans the amount of the Servicing Fee for each Mortgage Loan, less any amounts in respect of its Servicing Fee payable by such Servicer pursuant to Section 3.06(c)(vii). In connection with the servicing of any Special Serviced Mortgage Loan, Calmco shall receive the Servicing Fee for each such Mortgage Loan as its compensation.

     Additional servicing compensation in the form of Ancillary Income shall be retained by the related Servicer. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02 and the payment of any premiums for hazard insurance and any Primary Insurance Policy, and maintenance of the other forms of insurance coverage required by this Agreement other than the GEMICO Policy) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

     SECTION 3.16 Access to Certain Documentation.

     Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by such Servicer. Nothing in this Section shall limit the obligation of any Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     SECTION 3.17 Annual Statement as to Compliance.

     Each Servicer shall deliver to the Depositor, the Rating Agencies and the Trustee on or before 120 days after the end of such Servicer's fiscal year, commencing in its 2001 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by such Servicer to cure such default.

     SECTION 3.18 Annual Independent Public Accountants' Servicing Statement;
                 Financial Statements.

     On or before 120 days after the end of each Servicer's fiscal year, commencing in its 2001 fiscal year, each Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to such Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that with respect to such Servicer, such firm has examined certain documents and records relating to the servicing of mortgage loans which such Servicer is servicing, including the related Mortgage Loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD

Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the related Servicer's expense, provided such statement is delivered by such Servicer to the Trustee.

     SECTION 3.19 Maintenance of Fidelity Bond and Errors and Omissions
                  Insurance.

     Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Financial Institution Bond Form 22 - Fidelity Bond American International Specialty Lines Insurance Policy Form ("5713 5/93") Mortgage Banker Broker E&O and shall protect and insure the related Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure each Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.19 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA.

     SECTION 3.20 Prepayment Premiums.

     Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment of a Mortgage Loan, a Servicer may not waive any Prepayment Premium or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Premium, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or
(B) the enforceability is otherwise limited or prohibited by applicable law. For the avoidance of doubt, the Servicer may waive a Prepayment Premium in connection with a short sale or short payoff on a defaulted Mortgage Loan. If a Servicer has waived all or a portion of a Prepayment Premium relating to a Principal Prepayment, other than as provided above, such Servicer shall deliver to the Trustee no later than the next succeeding Servicer Remittance Date, for deposit into the Certificate Account the amount of such Prepayment Premium (or such portion thereof as had been waived) for distribution in accordance with the terms of this Agreement. If a Servicer has waived all or a portion of a Prepayment Premium for any reason, it shall promptly notify the Trustee thereof and shall include such information in any monthly reports it provides the Trustee.

     SECTION 3.21 Duties of the Loss Mitigation Advisor.

     For and on behalf of the Depositor, the Loss Mitigation Advisor will provide reports and recommendations as to loss mitigation activities concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to Loss Mitigation Advisory Agreement. The Loss Mitigation Advisor shall look solely to the applicable Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans.

                                  ARTICLE IV

                               DISTRIBUTIONS AND
                           ADVANCES BY THE SERVICERS

     SECTION 4.01 Advances by the Servicer.

     Each Servicer shall deposit in the related Collection Account at the time described below an amount equal to (i) with respect to the Mortgage Loans other than the Simple Interest Mortgage Loans, all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due on the related Mortgage Loans during the applicable Due Period and (ii) with respect to the Simple Interest Mortgage Loans, 30 day's interest on each such Mortgage Loan, less the Servicing Fee, which were delinquent at the close of business on the immediately preceding Determination Date; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, the related Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 4.01 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan (with interest at the Mortgage Rate less the Servicing Fee Rate). Each Servicer's obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to the terms of this Agreement.

     To the extent required by Accepted Servicing Practices, each Servicer shall be obligated to make Advances with respect to those Mortgage Loans serviced by it in accordance with the provisions of this Agreement; provided however, that such obligation with respect to any related Mortgage Loan shall cease if such Servicer determines, in its sole discretion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that such Servicer determines that any such advances are Nonrecoverable Advances, such Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

     If an Advance is required to be made hereunder, the related Servicer shall on the applicable Servicer Remittance Date immediately following the Determination Date either (i) deposit in the related Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of such Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.01, used by the Servicer to make such Advance or
(iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by such Servicer from its own funds by deposit in such Collection Account on or before any future Distribution Date in which such funds would be due.

     SECTION 4.02 Priorities of Distribution.

     (a) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for such date in the following order of priority:

     A.   to the Trustee, the Trustee Fee for such Distribution Date;

     B.   to FSA, the FSA Premium for such Distribution Date;

     C. to the Senior Certificates, pro rata, Current Interest and any Carryforward Interest for each such Class and such Distribution Date;

     D.   to FSA, any FSA Reimbursement Amounts;

     E. to the Class S-M-1 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

     F. to the Class S-M-2 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

     G. to the Class S-B Certificates, Current Interest and any Carryforward Interest for such class and such distribution date; and

     H. for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.02(d), any such Interest Remittance Amount remaining for such Distribution Date.

     (b) On each Distribution Date (A) prior to the Stepdown Date or (B) with respect to which a Trigger Event has occurred, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority:

     A. first to the Class AR Certificates, until the Class Principal Balance thereof is reduced to zero and then to the Class S-A Certificates, pro rata based on Class Principal Balances, until the Class Principal Balance of each such Class has been reduced to zero;

     B. to FSA, any FSA Reimbursement Amounts, to the extent not otherwise paid pursuant to Section 4.02(a);

     C. to the Class S-M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

     D. to the Class S-M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

     E. to the Class S-B Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

     F. for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.02(d), any Principal Payment Amount remaining for such Distribution Date.

     (c) On each Distribution Date (A) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority:

     A. to the Class S-A Certificates, the Senior Principal Payment Amount for such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero;

     B. to FSA, any FSA Reimbursement Amounts, to the extent not otherwise paid pursuant to Section 4.02(a) and Section 4.02(b).

     C. to the Class S-M-1 Certificates, the S-M-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

     D. to the Class S-M-2 Certificates, the S-M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

     E. to the Class S-B Certificates, the S-B Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero; and

     F. for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.02(d), any Principal Payment Amount remaining for such Distribution Date.

     (d) On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

     A. (I) until the aggregate Class Principal Balance of the Offered Certificates equals the Aggregate Collateral Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred in the following order of priority:

          (aa) first to the Class AR and then to the Class S-A Certificates, until the Class Principal Balance of each such Class has been reduced to zero;

          (bb) to the Class S-M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

          (cc) to the Class S-M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

          (dd) to the Class S-B Certificates, until the Class Principal Balance of such Class has been reduced to zero;

          (II) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, to fund any principal distributions required to be made on such Distribution Date pursuant to Section 4.01(c), after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

     B. to FSA, any FSA Reimbursement Amounts, to the extent not otherwise paid pursuant to Sectors 4.02(a), 4.02(b) or 4.02(c);

     C. to the Class S-M-1 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate;

     D. to the Class S-M-2 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate;

     E. to the Class S-B Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate;

     F. to the Class S-A Certificates, any applicable Basis Risk Shortfall for such Class;

     G. to the Class S-M-1 Certificates, any applicable Basis Risk Shortfall for such Class;

     H. to the Class S-M-2 Certificates, any applicable Basis Risk Shortfall for such Class;

     I. to the Class S-B Certificates, any applicable Basis Risk Shortfall for such Class;

     J. to the Basis Risk Reserve Fund, the Required Basis Risk Reserve Fund Deposit;

     K. to the Class S-X Certificates, the Class S-X Distributable Amount for such Distribution Date together with amounts withdrawn from the Basis Risk Reserve Fund for distribution to the Class S-X Certificates pursuant to Section 4.06(b), (c) and (d); and

     L.   to the Class AR Certificate, any remaining amount.

     (e) On each Distribution Date, the Trustee shall distribute to the Holder of the Class P Certificates, the aggregate of all Prepayment Premiums collected during the preceding Prepayment Period.

     SECTION 4.03 Allocation of Losses.

     (a) On each Distribution Date, the Trustee shall determine the total of the Applied Loss Amount, if any, for such Distribution Date. The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero. Any Applied Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

     SECTION 4.04 Monthly Statements to Certificateholders.

     (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder based on the information provided by the Servicers in accordance with the Agreement, each Servicer, the Depositor and each Rating Agency, a statement setting forth with respect to the related distribution:

          (i) the amount thereof allocable to principal, indicating the portion thereof attributable to Scheduled Payments and Principal Prepayments;

          (ii) the amount thereof allocable to interest or any Carryforward Interest included in such distribution;

          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (iv) the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v) the Aggregate Collateral Balance and the Aggregate Balance for such Distribution Date;

          (vi) the amount of the Servicing Fees, the Trustee Fee and the Loss Mitigation Advisor Fee, and any Primary Insurance Policy premiums, if applicable, with respect to such Distribution Date;

          (vii) the Pass-Through Rate for each Class of LIBOR Certificates with respect to such Distribution Date;

          (viii) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the last day of the calendar month preceding such Distribution Date;

          (ix) the number and aggregate principal amounts of Mortgage Loans in foreclosure or delinquent (with a notation indicating which Mortgage Loans, if any, are in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date, assuming twelve, thirty day months;

          (x) the number and aggregate principal amounts of Mortgage Loans with respect to which Prepayment Premiums were collected and the aggregate amount of such Prepayment Premiums;

          (xi) the Rolling Three Month Delinquency Rate for such Distribution Date;

          (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the last day of the calendar month preceding such Distribution Date;

          (xiii) the aggregate amount of Realized Losses incurred during the preceding calendar month and the cumulative amount of Realized Losses;

          (xiv) the amount on deposit in the Pre-Funding Account;

          (xv) the weighted average term to maturity of the Mortgage Loans as of the close of business on the last day of the calendar month preceding such Distribution Date; and

          (xvi) the parties of any distribution to the Class S-A
     Certificateholders constituting an Insured Payment for such distribution Date.

     The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicers.

     On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") Cusip Level Factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg. In connection with providing the information specified in this Section 4.05 to Bloomberg, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 8.05. The Trustee will also make the monthly statements to Certificateholders available each month to each party referred to in Section 4.05(a) via the Trustee's website. The Trustee's website can be accessed at [http://www.usbank.com/abs] or at such other site as the Trustee may designate from time to time. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicers.

     (b) Upon request, within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

     SECTION 4.05 Servicers to Cooperate.

     Each Servicer shall provide to the Trustee information which is mutually agreeable to the Trustee and the applicable Servicer with respect to each Mortgage Loan serviced by such Servicer no later than the Servicer Remittance Date necessary to enable the Trustee to perform its distribution, accounting and reporting requirements hereunder.

     SECTION 4.06 Basis Risk Reserve Fund.

     (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

     (b) On the Closing Date, $5,000 will be deposited by the Depositor into the Basis Risk Reserve Fund. On each Distribution Date, the Trustee shall transfer from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 4.02(d)J the Required Basis Risk Reserve Fund Deposit. Amounts on deposit in the Basis Risk Reserve Fund can be withdrawn by the Trustee in connection with any Distribution Date to fund the amounts required to be distributed to holders of the Offered Certificates pursuant to Sections 4.02(d)F through I to the extent Monthly Excess Cashflow on such date is insufficient to make such payments. On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Basis Risk Reserve Fund Amount shall be distributed to the Class S-X Certificateholder pursuant to Section 4.02(d)K.

     (c) Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments by the Trustee at the direction of the holders of the Class S-X Certificates. Any net investment earnings on such amounts shall be payable to the holders of the Class S-X Certificates. The Class S-X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein. In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall remain uninvested. The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.06(c) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holders of the Class S-X Certificate in the same manner as if distributed pursuant to Section 4.02(d)K hereof.

     (d) On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the LIBOR Certificates equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the LIBOR Certificates shall be deposited into the Certificate Account and distributed to the Holders of the Class S-X Certificates in the same manner as if distributed pursuant to Section 4.02(d)K hereof.

     SECTION 4.07 Policy Matters.

     (a) As soon as possible, and in no event later than 11:00 a.m., New York time, on the third Business Day immediately preceding each Distribution Date, the Trustee shall determine the amount of funds available for such Distribution Date minus the amount of any FSA Premium and any Trustee Fee to be paid on such Distribution Date.

     If for any Distribution Date the Trustee determines that the funds available for distribution to the Holders of the Class S-A Certificates pursuant to Section 4.02 will be insufficient to pay the Guaranteed Distribution, the Trustee shall complete a notice in the form set forth as Exhibit A to the FSA Policy (the "Notice") and shall submit such Notice to the Fiscal Agent no later than 12:00 noon, New York time, on the third Business Day preceding such Distribution Date. The Notice shall constitute a claim for an Insured Payment pursuant to the FSA Policy. Upon receipt of the Insured Payment, at or prior to the latest time payments of the Insured Payment are to be made by the FSA pursuant to the FSA Policy, on behalf of the Holders of the Class S-A Certificates, the Trustee shall deposit such Insured Payments in the Distribution Account and shall distribute such Insured Payments only in accordance with Section 4.02, if applicable.

     The Trustee shall receive as attorney-in-fact of each Holder of a Class S-A Certificate, any Insured Payment from FSA and disburse the same to each Holder of a Class S-A Certificate in accordance with the provisions of Article
IV. Insured Payments disbursed by the Trustee from proceeds of the FSA Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Class S-A Certificate, and FSA shall become the owner of such unpaid amounts due from the Trust in respect of such Insured Payments as the deemed assignee of such Holder and shall be entitled to receive the FSA Reimbursement Amount pursuant to Section
4.02. The Trustee hereby agrees on behalf of each Holder of a Class S-A Certificate for the benefit of the FSA that it and they recognize that to the extent FSA makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class S-A Certificateholders, FSA will be entitled to receive the FSA Reimbursement Amount pursuant to Section 4.02.

     It is understood and agreed that the intention of the parties is that the FSA shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such Distribution Date the Holders of the Class S-A Certificates shall also have received the full amount of the Guaranteed Distributions for such Distribution Date.

     (b) The Trustee shall comply with the provisions of the FSA Policy with respect to claims upon the FSA Policy.

     (c) At the time of the execution and delivery of this Agreement, the Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Class S-A Certificates referred to herein as the "Class S-A Policy Payment Account" and over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any Insured Payment made under the FSA Policy in the Class S-A Policy Payment Account and thereafter into the Distribution Account for distribution of such amount only for purposes of payment to Holders of the Class S-A Certificates of Guaranteed Distributions for the Class S-A Certificates for which a claim was made and such amount may not be applied to satisfy any cost, expenses or liabilities of the Trustee or the Trust. Insured Payments made under the FSA Policy shall be disbursed by the Trustee to Holders of the Class S-A Certificates in the same manner as distributions to the Holders of the Class S-A Certificates are made under Section 4.02. It shall not be necessary for such distributions to be made by checks or wire transfers separate from the check or wire transfer used to pay Guaranteed Distributions with other funds available to make such distributions. However, the amount of any Insured Payments made on the Class S-A Certificates to be paid from funds transferred from the Class S-A Policy Payment Account shall be noted in the Certificate Register and in the statements to be furnished to Holders of the Certificates pursuant to Section 4.04 hereof. Funds held in the Class S-A Policy Payment Account shall not be invested by the Trustee.

     (d) On any Distribution Date with respect to which a claim has been made under the FSA Policy, the amount of any Insured Payment received by the Trustee as a result of any claim under the FSA Policy and which is required to make distributions on the Class S-A Certificates equal to Guaranteed Distributions on the Class S-A Certificates on such Distribution Date, shall be withdrawn from the Class S-A Policy Payment Account, deposited into the Distribution Account and applied directly by the Trustee, together with all other funds to be withdrawn from the Distribution Account, to the payment in full of Guaranteed Distributions on the Class S-A Certificates. Any funds remaining in the Class S-A Policy Payment Account on the first Business Day following a Distribution Date shall be remitted in immediately available funds to FSA, pursuant to the instructions of FSA, by the end of such Business Day. FSA shall have the right to inspect such records at reasonable times during normal business hours upon reasonable prior written notice to the Trustee.

     (e) The Trustee shall promptly notify FSA of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Class S-A Certificates. Each Certificateholder of Class S-A Certificates, by its purchase of Class S-A Certificates, the Seller, each Servicer and the Trustee hereby agree that FSA (so long as there is no continuing default by FSA under its obligations under the FSA Policy) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal.

     (f) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class S-A Certificates from moneys received under the FSA Policy. FSA shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     (g) Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class S-A Certificates which is made with moneys received pursuant to the terms of the FSA Policy shall not be considered payment of such Class S-A Certificates from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section
4.02. The Depositor, the Seller, each Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Class S-A Certificate agrees, that without the need for any further action on the part of FSA, the Depositor, the Seller, each Servicer or the Trustee (a) to the extent FSA makes payments, directly or indirectly, on account of principal of or interest on the Class S-A Certificates to the Holders of such Certificates, FSA will be fully subrogated to the rights of such

Holders to receive such principal and interest from the Trust Fund and (b) FSA shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

     (h) The Trustee and each Servicer shall cooperate in all respects with any reasonable request by FSA for action to preserve or enforce FSA's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     (i) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Trustee, the Rating Agencies or the Class S-A Certificateholders shall also be sent at such time to FSA at Financial Security Assurance, Inc., 350 Park Avenue, New York, New York 10022, Attn:
Transaction Oversight.

     (j) FSA shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

     SECTION 4.08 Pledge of HE 12 Certificate.

     (a) CSFB hereby agrees, for the sole and exclusive benefit of the Trustee, in trust and for the benefit of Certificateholders, to pay, or cause to be paid, the Crossing Amounts to the Trustee. The Crossing Amounts shall be non-recourse to CSFB or any of its affiliates, and the source of funds for the payment of any Crossing Amounts shall be limited to the extent of amounts distributed under the HE 12 Certificate. On or prior to the Closing Date, CSFB shall transfer, assign and deliver the HE 12 Certificate to the Trustee. The HE 12 Certificate and the Reserve Fund shall not be a part of any REMIC.

     (b) CSFB acknowledges that the consummation of the transactions contemplated by this Agreement are in the best interests of CSFB. In order to facilitate the consummation of the transactions contemplated by this Agreement, CSFB hereby agrees to secure the obligation to pay the Crossing Amounts and, CSFB hereby pledges and grants to the Trustee, in trust and for the benefit of the Certificateholders, a security interest in all of CSFB's right, title and interest in, to and under the HE 12 Certificate and the amounts distributed thereon. CSFB agrees to promptly, from time to time, at its sole expense, execute and deliver all instruments and documents and take all actions that may be reasonably necessary or desirable, in order to perfect and protect the pledge and security interest granted to the Trustee, in trust and for the benefit of the Certificateholders, pursuant to this Section 4.08 or to enable the Trustee to exercise and enforce its rights and remedies with respect to the pledge of the HE 12 Certificate.

     (c) On or prior to the Closing Date, CSFB shall give the HE 12 Trustee, an irrevocable instruction to transfer to the Trustee, on each Distribution Date, all distributions on the HE 12 Certificate. On any Distribution Date prior to the Crossing Date, the Trustee shall remit all amounts distributed on the HE 12 Certificate directly to CSFB. On any Distribution Date after the Crossing Date and until the HE 12 Termination Date (which may be prior to the Crossing Date), the portion of any distribution on the HE 12 Certificate constituting a Crossing Amount shall be deposited by the Trustee to the Reserve Fund and any remaining portion of such distribution shall be remitted by the Trustee directly to CSFB.

     (d) On the HE 12 Termination Date, the Trustee shall transfer, assign and deliver the HE 12 Certificate to CSFB and the security interest created pursuant to this Section 4.08 shall expire.

     SECTION 4.09 Establishment of Reserve Fund; Deposits in Reserve Fund;
                  Permitted Withdrawals from Reserve Fund.

     (a) No later than the Closing Date, the Trustee will establish and maintain for the benefit of the Certificateholders an Eligible Account titled "Reserve Fund, U.S. Bank National Association, as trustee for the registered holders of CSFB Mortgage Pass-Through Certificates, Series 2001-S13". The Reserve Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be a part either REMIC. Amounts on deposit in the Reserve Fund shall be invested at the direction of CSFB to the Trustee in Eligible Investments that mature no later than the next Distribution Date. Any investment earnings on such amounts will be treated as owned by CSFB and will be taxable to CSFB.

     (b) On any Distribution Date, the Crossing Amount, if any, for such Distribution Date, shall be deposited by the Trustee to the Reserve Fund.

     (c) Amounts on deposit in the Reserve Fund shall be withdrawn on each Distribution Date by the Trustee in the following order of priority:

          (i) to deposit in the Distribution Account as part of the Interest Distribution Amount for such Distribution Date, the portion of any Realized Loss representing accrued and unpaid interest on the related Mortgage Loan, after application of the related Net Liquidation Proceeds;

          (ii) to deposit to the Distribution Account, as part of the Principal Remittance Amount, the portion of any Realized Loss representing the remaining unpaid principal balance on the related Mortgage Loan, after application of the related Net Liquidation Proceeds;

          (iii) on each Distribution Date, to withdraw all net investment earnings since the preceding Distribution Date and remit such amounts to CSFB;

          (iv) on each Distribution Date, to withdraw any Excess Reserve Fund Amount and remit such amount to CSFB;

          (v) to withdraw any amount not required to be deposited in the Reserve Fund or deposited therein in error; and

          (vi) to clear and terminate the Reserve Fund on the HE 12 Termination Date and, upon such termination, to pay the amount on deposit in the Reserve Fund therein, to the Seller.

     (d) At the direction of CSFB, the Reserve Fund may be terminated and other assets may be substituted for the HE 12 Certificate at any time with written confirmation from each Rating

Agency that such substitution will not result in a downgrade of any Class of Certificates without giving effect to the FSA Policy;

                                   ARTICLE V

                               THE CERTIFICATES

     SECTION 5.01 The Certificates.

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class S-May be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

     Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first Class S-Mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form provided herein executed by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

     The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

     SECTION 5.02 Certificate Register; Registration of Transfer and Exchange
                  of Certificates.

     (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any

Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

     All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee in accordance with the Trustee's customary procedures.

     (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or
(ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate substantially in the form of Exhibit M, in the case of a Private Certificate or Exhibit N, in the case of a Residual Certificate), to the effect that (a) such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement not using the assets of any such plan or arrangement to effect such transfer, or
(b) the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting and is being purchased by an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the acquisition and holding of the ERISA-Restricted Certificate satisfy the requirements for exemptive relief under Sections I and II of PTCE 95-60; or (ii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicers to any obligation in addition to those expressly undertaken in this Agreement or to any liability. The transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate, by its acceptance of the Book Entry Certificate, will be deemed to make the representation in clauses 1(a) or 1(b) above. In the event that a representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using a plan's assets is attempted without the delivery to the Trustee of the Opinion of Counsel described above, the attempted transfer or acquisition shall be void and of no effect.

     To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

     (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G.

          (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

     The restrictions on Transfers of a Residual Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or any Servicer, to the effect that the elimination of such restrictions will not cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

     (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

     (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Seller, the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

     SECTION 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04 Persons Deemed Owners.

     The Servicers and the Trustee and any agent of any Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers or the Trustee or any agent of the Servicers or the Trustee shall be affected by any notice to the contrary.

     SECTION 5.05 Access to List of Certificateholders' Names and Addresses.

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06 Maintenance of Office or Agency.

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in St. Paul, Minnesota where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                  ARTICLE VI

                  THE DEPOSITOR, THE SELLER AND THE SERVICERS

     SECTION 6.01 Respective Liabilities of the Depositor, the Seller and the
                  Servicers.

     The Depositor, the Seller and each Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02 Merger or Consolidation of the Depositor, the Seller or a
                  Servicer.

     The Depositor, the Seller and each Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor, the Seller or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller or a Servicer shall be a party, or any person succeeding to the business of the Depositor, the Seller or a Servicer, shall be the successor of the Depositor, the Seller or the related Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person with respect to a merger or consolidation of a Servicer shall be an institution either (i) having a net worth of not less than $10,000,000 or whose deposits are insured by the FDIC through the BIF or the SAIF, or (ii) which is a FNMA-approved company in good standing. In addition to the foregoing, there must be delivered to the Trustee a letter from each of the Rating Agencies to the effect that such merger, conversion or consolidation of a Servicer will not result in a qualification, withdrawal or downgrade of the then current rating of any of the Certificates.

     SECTION 6.03 Limitation on Liability of the Depositor, the Seller, the
                  Servicers and Others.

     (a) None of the Depositor, the Seller, any Servicer nor any of the directors, officers, employees or agents of the Depositor, the Seller or any Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, any Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, any Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, each Servicer and any director, officer, employee or agent of the Depositor, the Seller or a Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. None of the Depositor, the Seller or any Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or any Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and each Servicer shall be entitled to be reimbursed therefor from the Trust Fund.

     (b) Each Servicer shall indemnify the Trustee and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in any way related to the failure of such Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. Each Servicer immediately shall notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Trustee in respect of such claim. The applicable Servicer shall follow any written instructions received from the Trustee in connection with such claim. Except as otherwise provided herein, the Trustee promptly shall reimburse such Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the failure of such Servicer to service and administer the Mortgage Loans in strict compliance with the teens of this Agreement.

     SECTION 6.04 Limitation on Resignation of a Servicer.

     (a) Subject to Section 6.04(b) below, a Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor servicer or special servicer (which may be with respect to all or a portion of the Special Serviced Mortgage Loans), and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates related to the applicable Mortgage Loans, or (ii) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (ii) permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed such Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder.

     (b) Notwithstanding the foregoing and only with respect to the Mortgage Loans the servicing rights to which are held by DLJ Mortgage Capital, Inc., DLJ Mortgage Capital, Inc. shall be entitled to request that a Servicer resign and appoint a successor servicer; provided that such entity delivers to the Trustee the letter required by 6.04(a)(i) above.

     SECTION 6.05 Limitation Upon Liability of the Loss Mitigation Advisor.

     Neither the Loss Mitigation Advisor, nor any of the directors, officers, employees or agents of the Loss Mitigation Advisor, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by a Servicer under the Loss Mitigation Advisory Agreement or for errors in judgment; provided, however, that this provision shall not protect the Loss Mitigation Advisor or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Loss Mitigation Advisory Agreement. The Loss Mitigation Advisor and any director, officer, employee or agent of the Loss Mitigation Advisor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Loss Mitigation Advisory Agreement in the performance of its duties thereunder and hereunder.

                                  ARTICLE VII

                                    DEFAULT

     SECTION 7.01 Events of Default.

     "Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by a Servicer to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required under Section 4.01) which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to such Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

          (ii) any failure by a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement, or if any of the representations and warranties of such Servicer in Section 2.03(a) proves to be untrue in any material respect, which failure or breach continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to such Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or;

          (iii) failure by a Servicer to maintain, if required, its license to do business in any jurisdiction where the related Mortgaged Property is located; or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (v) a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

          (vi) a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or commence a voluntary case under, any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations.

     Other than an Event of Default resulting from a failure of a Servicer to make any required Advance, if an Event of Default shall occur and a Responsible Officer of the Trustee has knowledge thereof, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to such Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default results from the failure of such Servicer to make a required Advance, the Trustee shall, by notice in writing to such Servicer and the Depositor (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.

     Upon receipt by a Servicer of such written notice of termination, all authority and power of such Servicer under this Agreement, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or its nominee, subject to Section 7.02. Upon written request from the Trustee, such Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments, place in such successor's possession all related Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the related Mortgage Loans and related documents, at such Servicer's sole expense. Each Servicer shall cooperate with the Trustee and such successor in effecting the termination of such Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by such Servicer to a Collection Account or Escrow Account or thereafter received with respect to the related Mortgage Loans. The Trustee shall thereupon make any Advance unless prohibited by applicable law. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise.

     SECTION 7.02 Trustee to Act; Appointment of Successor.

     On and after the time a Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement, the Trustee shall, subject to and to the extent provided herein, be the successor to such Servicer, but only in its capacity as servicer under this Agreement, and not in any other, and the transactions set forth herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the related Mortgage Loans that such Servicer would have been entitled to charge to a Collection Account, provided that the terminated Servicer shall nonetheless be entitled to payment or reimbursement as provided in Section 3.08(a) to the extent that such payment or reimbursement relates to the period prior to termination of such Servicer. Notwithstanding the foregoing, if the Trustee has become the successor to a Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to 4.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor to the Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $10,000,000, which is willing to service the related Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01 hereunder), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to such Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to the limitations described herein, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the applicable Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of such Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to a Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to this Agreement.

     SECTION 7.03 Notification to Certificateholders.

     (a) Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to a Responsible Officer, unless such Event of Default shall have been cured or waived.

                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

     SECTION 8.01 Duties of the Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured and not waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents. orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) unless an Event of Default actually known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

          (iv) no provision of this Agreement shall require the Trustee to act as Servicer or be responsible in any way for the acts or omissions of any Servicer until such time as it acts as successor servicer pursuant to the terms of this Agreement; and

          (v) the Trustee shall have no duty (A) (other than in its capacity as successor servicer) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing of any thereof, (B) (other than in its capacity as successor servicer)to see to any insurance, (C) (other than with respect to Section 8.11 hereof) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to , assessed or levied against, any part of the Trust Fund, (D) to confirm or verify the contents of any certificates of any Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the appropriate party.

     SECTION 8.02 Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

          (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys and the Trustee shall not be responsible for any negligence or willful misconduct on the part of such agents, affiliates, accountants or attorneys appointed by it with due care;

          (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

          (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

          (viii) the Trustee shall not be deemed to have actual knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

          (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

          (x) the rights of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (xi) anything to the contrary in this Agreement notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

          (xii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

     SECTION 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, a Servicer or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or a Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or a Servicer.

     SECTION 8.04 Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Seller, any Servicer and their affiliates, with the same rights as it would have if it were not the Trustee.

     SECTION 8.05 Trustee's Fees and Expenses.

     (a) The Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.02 any investment income or other benefit derived from balances in the Certificate Account for such Distribution Date pursuant to Section 3.08(b). Subject to the limitations set forth in Section 8.05(b), the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement or the Custodial Agreement, (b) the Certificates, or (c) the performance of any of the Trustee's duties hereunder or under the Custodial Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Depositor covenants and agrees, subject to the limitation set forth in Section 8.05(b), and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Certificates and (D) any other reasonable expenses incurred other than in the ordinary course of its business by the Trustee in connection with its duties hereunder. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee or Paying Agent hereunder or for any other expenses.

     (b) Notwithstanding anything to the contrary in this Agreement, the Depositor shall not be obligated to pay to the Trustee more than, in the aggregate, $150,000 pursuant to Section 8.05(a) hereof.

     SECTION 8.06 Eligibility Requirements for the Trustee.

     The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current Ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction), as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the proposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. 1n case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor, the Seller or any Servicer and their affiliates; provided, however, that such entity cannot be an affiliate of the Seller, the Depositor or any Servicer other than the Trustee in its role as successor to any Servicer.

     SECTION 8.07 Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Seller, each Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with
Section 8.08 meeting the qualifications set forth in Section 8.06. If the Trustee gives notice of such resignation, the Depositor shall promptly appoint a successor trustee. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and the Seller and one copy to the successor trustee.

     The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Depositor, each Servicer and the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

     SECTION 8.08 Successor Trustee.

     Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, each Servicer and the Seller an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, each Servicer, the Seller and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

     No successor trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.09 Merger or Consolidation of the Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) To the extent necessary to effectuate the purposes of this
     Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee in its capacity as successor servicer under this Agreement to advance funds on behalf of each Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular set or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

          (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

          (iv) The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to each Servicer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.11 Tax Matters.

     It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of both REMICs and that in such capacity it shall: (a) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or roles, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law) and apply for an employee identification number from the IRS via a Form SS-4 or any other acceptable method for all tax entities; (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);
(f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC hereunder; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC hereunder prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the REMICs, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined on the accrual method or at such internals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC 1n any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of the REMICs in relation to any tax matter or controversy involving it.

     In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. DLJMC hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of any REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMICs after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon the REMICs pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the applicable Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by such Servicer or the Seller of any of their obligations under this Agreement or (iii) the Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a related Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the applicable Servicer or applicable Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.11(b).

     The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class S-X Certificateholder and that is not an asset of the REMIC. The Trustee shall treat the rights of the Class S-A, Class S-M-1, Class S-M-2, and Class S-B Certificateholders to receive payments from the Basis Risk Reserve Fund as rights in an interest rate cap contract written by the Class S-X Certificateholder in favor of the Class S-A, Class S-M-1, Class S-M-2, and Class S-B Certificateholders. Thus, each Certificate other than the Class S-X and the Class AR Certificates shall be treated as representing ownership of not only REMIC Regular Interests, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue price of the REMIC Regular interests, the Trustee shall assume that the interest rate cap contract has a value of $5,000.

     The Trustee, the Servicers and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

     Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC.

     The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

     On or before June 15 of each calendar year beginning in 2002, the Servicers shall deliver to the Trustee and each Rating Agency an Officers' Certificate stating each Servicer's compliance with the provisions of this
Section 9.01.

     The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities.

     SECTION 8.12 Periodic Filings.

     The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the

Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. In connection with the preparation and filing of such periodic reports, the Depositor and each Servicer shall, upon the written request of the Trustee, timely provide to the Trustee all material information reasonable available to them which is requested by the Trustee for the purpose of being included in such reports. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

     SECTION 8.13 Trust Obligations.

     For all purposes herein, any and all rights, duties and obligations of the Trustee on behalf of the Trust shall be the rights, duties and obligations of the Trust itself.

     SECTION 8.14 Determination of Certificate Index.

     On each Interest Determination Date, the Trustee shall determine the Certificate Index for the Accrual Period and inform each Servicer of such rate.

     SECTION 8.15 Indemnification with Respect to Certain Taxes and Loss of
                  REMIC Status.

     In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by a Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the negligence of the Trustee, the Depositor or the Holder of the Class AR Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class AR Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class AR Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                                  ARTICLE IX

                                  TERMINATION

     SECTION 9.01 Termination upon Liquidation or Purchase of the Mortgage
                  Loans.

     (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Seller, the Servicers and the Trustee created hereunder with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by Calmco of all Mortgage Loans (and REO Properties) remaining at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month's accrued interest thereon at the applicable Mortgage Rate and (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case and related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (iii) any unreimbursed Advances, Servicing Advances and Servicing Fees payable to the other Servicer which shall be entitled to withdraw such amounts from the applicable Collection Account pursuant to Section 3.09(a) and (b) the later of
(i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating less than ten percent of the Aggregate Collateral Balance as of the Cut-off Date.

     (b) If Calmco elects to terminate the Trust Fund pursuant to Section 9.01(a) above, the other Servicer shall retain all servicing rights with respect to the Mortgage Loans serviced by it. Calmco and such Servicer shall enter into a servicing agreement mutually acceptable to such parties, pursuant to which such Servicer shall continue to service and administer such Mortgage Loans in accordance with the customary and usual standards of practice of prudent mortgage loan servicers which service such mortgage loans.

     SECTION 9.02 Final Distribution on the Certificates.

     If on any Determination Date, the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Certificate Account, the Trustee shall promptly send a final distribution notice to each Certificateholder. If Calmco elects to terminate the Trust Fund pursuant to
Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, Calmco shall notify the Servicers and the Trustee of the date it intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated,
(b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Offered Certificates, (A) first to the Senior Certificates, and then to the Class S-M-1, Class S-M-2 and Class S-B Certificates sequentially, in that order, an amount equal to the Class Principal Balance thereof plus Current Interest and any Carryforward Interest and (B) to the extent of available funds (other than funds described in clause
(ii) below) after the distributions in clause (i)(A) above, the amounts referred to and in the order described in Section 4.02(d)B-H, (ii) as to the Class P Certificates, the aggregate amount, if any, of all Prepayment Premiums which remains on deposit in the Collection Accounts and the Certificate Account and (iii) as to the Class S-X Certificates, the amount, if any, which remain on deposit in the Collection Accounts (other than the amounts retained to meet claims) after application pursuant to clause (i) and clause (ii) above.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take reasonable and appropriate steps, or may appoint an agent to take reasonable and appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class AR Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto and the Trustee shall be discharged from all further liability with respect to the Certificates and this Agreement.

     SECTION 9.03 Additional Termination Requirements.

     (a) In the event Calmco exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, at such time as the Mortgage Loans are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been provided with an Opinion of Counsel, at the expense of Calmco, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in Section 860E of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (1) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.02, the Depositor shall prepare and the Trustee shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Trust Fund), meets the requirements of a qualified liquidation;

               (2) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

               (3) On the date specified for final payment of the Certificates, the Trustee shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other fee compensation payable to each Servicer pursuant to this Agreement, make final distributions of principal and interest on the Certificates in accordance with Section 4.02 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time.

     (b) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

     (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to prepare and the Trustee to adopt and sign a plan of complete liquidation.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

     SECTION 10.01 Amendment.

     This Agreement may be amended from time to time by the Depositor, each Servicer, the Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or any Servicer, (iv) in connection with the appointment of a Successor Servicer, to modify, eliminate or add to any of the servicing provisions contained in this Agreement, providing the Rating Agencies confirm the then current rating of the Certificates giving effect to such amendment, (v) to add any other provisions with respect to matters or questions arising hereunder or (vi) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; and, provided, further, that any action pursuant to clauses (v) or (vi) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; provided, however, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without regard to the FSA Policy). The Trustee, the Depositor, the Seller and the Servicers also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

     This Agreement may also be amended from time to time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected thereby evidencing 66% of the aggregate Class Principal Balance of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, or (ii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding the foregoing, FSA's written consent shall be required for any amendment that adversely affects in any respect the rights and interests of FSA hereunder.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party requesting such amendment, to the effect that such amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01. The Trustee shall have no obligation to consent to any amendment that it reasonably believes will materially and adversely affect its rights or immunities under this Agreement.

     SECTION 10.02 Recordation of Agreement; Counterparts.

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee (acting at the direction of holders of Certificates evidencing a majority of the aggregate Class Principal Balance) accompanied by an Opinion of Counsel (at the Depositor's expense) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03 Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.04 Intention of Parties.

     It is the express intent of the parties hereto that the conveyance of the Trust Fund, including the Mortgage Loans, by the Depositor to the Trustee be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

     The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

     SECTION 10.05 Notices.

     The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of any Servicer or the Trustee and the appointment of any successor;

     4. The repurchase or substitution of Mortgage Loans pursuant to Sections
2.02 and 2.03; and

     5. The final payment to Certificateholders.

     In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

     1. Each report to Certificateholders described in Section 4.05 and
Section 3.21;

     2. Each annual statement as to compliance described in Section 3.17;

     3. Each annual independent public accountants' servicing report described in Section 3.18; and

     4. Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02,
2.03 or 3.11.

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, 1l Madison Avenue, 4th Floor, New York, New York 10010,
Attention: Helaine F. Hebble (with a copy to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Office of the General Counsel), (b) in the case of the Trustee, at the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor and the Servicer, (c) in the case of Wilshire, 1776 S.W. Madison Street, Portland, Oregon 97205, Attention: Jay Memmott, (d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency and
(f) in the case of Calmco, Calmco Servicing L.P., 9600 Great Hills Trail, Suite 200-W, Austin, Texas 78759, Attention: Jeff Neal. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     SECTION 10.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07 Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by any Servicer without the prior written consent of the Trustee and Depositor.

     SECTION 10.08 Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.09 Certificates Nonassessable and Fully Paid.

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.10 Protection of Assets.

     (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

          (i) borrow money or issue debt;

          (ii) merge with another entity, reorganize, liquidate or sell assets;
     or

          (iii) engage in any business or activities.

     (b) Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

     IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller and the Servicers have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                  CREDIT SUISSE FIRST BOSTON MORTGAGE
                                    SECURITIES CORP.,
                                      as Depositor

                                  By: /s/ Kari S. Roberts
                                      ----------------------------------------
                                      Name:   Kari S. Roberts
                                      Title:  Vice President

                                  U.S. BANK NATIONAL ASSOCIATION, not in
                                      its individual capacity but solely
                                      as Trustee

                                  By: /s/ S. Christopherson
                                      -----------------------------------------
                                      Name:   S. Christopherson
                                      Title:  Vice President

                                  DLJ MORTGAGE CAPITAL, INC.,
                                      as the Seller

                                  By: /s/ Peter J. Principato
                                      -----------------------------------------
                                      Name:  Peter J. Principato
                                      Title: Vice President

                                  CALMCO SERVICING L.P.,
                                      as the Special Servicer and a Servicer

                                  By: /s/ Jeffrey Neal
                                      -----------------------------------------
                                      Name:  Jeffrey Neal
                                      Title: Vice President

                                  WILSHIRE CREDIT CORPORATION,
                                      as a Servicer

                                  By: /s/ Bradley B. Newman
                                      -----------------------------------------
                                      Name:   Bradley B. Newman
                                      Title:  Senior Vice President

STATE OF NEW YORK       )
                        :    ss.:
COUNTY OF NEW YORK      )

     On this ___ day of May, 2001, before me, personally appeared
____________, known to me to be a _______ of Credit Suisse First Boston Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ________________________________
                                            Notary Public
[NOTARIAL SEAL]

STATE OF NEW YORK     )
                      :    ss.:
COUNTY OF NEW YORK    )

     On the ___ day of May, 2001, before me, personally appeared __________, known to me to be a _________________ of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            ________________________________
                                            Notary Public

[NOTARIAL SEAL]

STATE OF            )
                    :    ss.:
COUNTY OF           )

     On the ___ day of May, 2001, before me, personally appeared __________, known to me to be a _________________ of Credit Suisse First Boston Corporation, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ________________________________
                                            Notary Public

[NOTARIAL SEAL]

STATE OF                   )
                           :    ss.:
STATE OF NEW YORK          )
                           :    ss.:
COUNTY OF NEW YORK         )

     On the ____ of May, 2001 before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of U.S. Bank National Association, the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ________________________________
                                            Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK        )
                         :    ss.:
COUNTY OF NEW YORK       )

     On the ____ of May, 2001 before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of Calmco Servicing L.P., the Delaware limited partnership that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            ________________________________
                                            Notary Public

[NOTARIAL SEAL]

STATE OF             )
                     :    ss.:
COUNTY OF            )

     On the ____ of May, 2001 before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of Wilshire Credit Corporation, one of the corporations which executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            ________________________________
                                            Notary Public

                                   EXHIBIT A

                        [FORM OF CLASS S-A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                :

Cut-off Date                                   :     May 1, 2001

First Distribution Date                        :     June 25, 2001

Initial Certificate Principal Balance
of this Certificate
("Denomination")                               :

Initial Certificate Principal Balances
of all Certificates
of this Class                                  :

CUSIP                                          :

Pass-Through Rate                              :

Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                   Class S-A

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate, fully amortizing and balloon, conventional mortgage loans (the "Mortgage Loans") secured by second liens on one- to four-family residential properties.


      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, "Seller"), Calmco Servicing L.P., as a servicer and special servicer (in such capacity, a "Servicer"), Wilshire Credit Corporation, as a servicer (in such capacity a "Servicer") and U.S. Bank National Association as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 30, 2001.

                                       U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                       By: ___________________________________




CERTIFICATE OF AUTHENTICATION


         This is one of the Certificates referred to in the within-mentioned Agreement.


Date:  May 30, 2001


                  U.S. BANK NATIONAL ASSOCIATION,
                      as Trustee


                  By: ___________________________
                      Authorized Signatory

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                   Class S-A

         This Certificate is one of a duly authorized issue of Certificates designated as CSFB ABS Trust Series 2001-S13, CSFB Mortgage Pass-Through
Certificates, Series 2001-S13, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is (1) with respect to all Definitive Certificates, the last day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to all Certificates held in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, the Seller, and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, Calmco will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


_______________________________________________________________________________
 Dated:


                                        _______________________________________
                                        Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ______________, or, if mailed by check, to______________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                                   EXHIBIT B

                      [FORM OF CLASS S-M-[!] CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[For ERISA Restricted Certificates:]

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

[For Private Certificates:]

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

Certificate No.                                :

Cut-off Date                                   :     May 1, 2001

First Distribution Date                        :     June 25, 2001

Initial Certificate Principal Balance
of this Certificate
("Denomination")                               :

Initial Certificate Principal Balances
of all Certificates
of this Class                                  :

CUSIP                                          :


Interest Rate                                  :


Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                      CSFB ABS Trust Series 2001-S13 CSFB
               Mortgage Backed Pass-Through Certificates, Series
                                   2001-S13
                                 Class S-M-[!]

       evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate, fully amortizing and balloon, conventional mortgage loans (the "Mortgage Loans") secured by second liens on one- to four-family residential properties.

      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, "Seller"), Calmco Servicing L.P., as a servicer and special servicer (in such capacity, a "Servicer"), Wilshire Credit Corporation, as a servicer (in such capacity, a "Servicer") and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     [For ERISA Restricted Certificates:]

     [No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited

Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.]

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 30, 2001.

                                      U.S. BANK NATIONAL ASSOCIATION,
                                         as Trustee


                                      By:  ___________________________________
                                           Name:
                                           Title:

CERTIFICATE OF AUTHENTICATION


         This is one of the Certificates referred to in the within-mentioned Agreement.


Date:  May 30, 2001


                  U.S. BANK NATIONAL ASSOCIATION,
                      as Trustee


                  By: ___________________________
                      Authorized Signatory

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                 Class S-M-[!]

     This Certificate is one of a duly authorized issue of Certificates designated as CSFB ABS Trust Series 2001-S13, CSFB Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-S13, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last day of the calendar month preceding the month in which such Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future

Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Servicers, FSA and the Trustee and any agent of the Servicers, FSA or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, FSA, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, Calmco will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


_______________________________________________________________________________
 Dated:


                                        _______________________________________
                                        Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ______________, or, if mailed by check, to______________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                                   EXHIBIT C

                        [FORM OF CLASS S-B CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[For ERISA Restricted Certificates:]

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

[For Private Certificates:]

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

Certificate No.                                :

Cut-off Date                                   :     May 1, 2001

First Distribution Date                        :     June 25, 2001

Initial Certificate Principal Balance
of this Certificate
("Denomination")                               :

Initial Certificate Principal Balances
of all Certificates
of this Class                                  :

CUSIP                                          :


Interest Rate                                  :


Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
        CSFB Mortgage-Backed Pass-Through Certificates, Series 2001-S13
                                   Class S-B

       evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate, fully amortizing and balloon, conventional mortgage loans (the "Mortgage Loans") secured by second liens on one- to four-family residential properties.

      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, "Seller"), Calmco Servicing L.P., as a servicer and special servicer (in such capacity, a "Servicer"), Wilshire Credit Corporation, as a servicer (in such capacity, a "Servicer") and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     [For ERISA Restricted Certificates:]

     [No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited

Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.]

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 30, 2001.

                                    U.S. BANK NATIONAL ASSOCIATION,
                                       as Trustee


                                    By:  _____________________________________
                                         Name:
                                         Title:

CERTIFICATE OF AUTHENTICATION


         This is one of the Certificates referred to in the within-mentioned Agreement.


Date:  May 30, 2001


                  U.S. BANK NATIONAL ASSOCIATION,
                      as Trustee


                  By: ___________________________
                      Authorized Signatory

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
           CSFB Mortgage- Pass-Through Certificates, Series 2001-S13
                                   Class S-B

     This Certificate is one of a duly authorized issue of Certificates designated as CSFB ABS Trust Series 2001-S13, CSFB Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-S13, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is (1) with respect to all the Definitive Certificates, the last day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to all Certificates held in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, Calmco will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


_______________________________________________________________________________
 Dated:


                                        _______________________________________
                                        Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ______________, or, if mailed by check, to______________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                                   EXHIBIT D

                        [FORM OF CLASS AR CERTIFICATE]

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                                :

Cut-off Date                                   :     May 1, 2001

First Distribution Date                        :     June 25, 2001

Initial Certificate Principal Balance
of this Certificate
("Denomination")                               :     $

Initial Certificate Principal Balances
of all Certificates
of this Class                                  :     $

CUSIP                                          :


Pass-Through Rate                              :


Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                   Class AR

       evidencing a percentage interest in the distributions allocable to the Class AR Certificates with respect to a Trust Fund consisting primarily of a pool of fixed rate, fully amortizing and balloon, conventional mortgage loans (the "Mortgage Loans") secured by second liens on one- to four-family residential properties.


      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that Credit Suisse First Boston Corporation, is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, "Seller"), Calmco Servicing L.P., as a servicer and special servicer (in such capacity, a "Servicer"), Wilshire Credit Corporation, as a servicer (in such capacity, a "Servicer") and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class AR Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota.

     No transfer of a Class AR Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an

"insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of any such Class AR Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class AR Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class AR Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     Each Holder of this Class AR Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class AR Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class AR Certificate may be transferred without delivery to the Trustee of a transfer affidavit of the initial owner or the proposed transferee in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class AR Certificate must agree to require a transfer affidavit from any other person to whom such person attempts to Transfer its Ownership Interest in this Class AR Certificate as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class AR Certificate must agree not to transfer an Ownership Interest in this Class AR Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class AR Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 30, 2001.

                                  U.S. BANK NATIONAL ASSOCIATION
                                    as Trustee


                                  By:  _______________________________________
                                       Name:
                                       Title:

CERTIFICATE OF AUTHENTICATION


         This is one of the Certificates referred to in the within-mentioned Agreement.


Date:  May 30, 2001


                  U.S. BANK NATIONAL ASSOCIATION,
                      as Trustee


                  By: ___________________________
                      Authorized Signatory

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                   Class AR

     This Certificate is one of a duly authorized issue of Certificates designated as CSFB ABS Trust Series 2001-S13, CSFB Mortgage Pass-Through Certificates, Series 2001-S13, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is (1) with respect to all the Definitive Certificates, the last day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to all Certificates held in Book-Entry Form only, the close of business on the last Business Day of the calendar month preceding the calendar month of such Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, each Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, Calmco will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


_______________________________________________________________________________
 Dated:


                                        _______________________________________
                                        Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ______________, or, if mailed by check, to______________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                                   EXHIBIT E

                        [FORM OF CLASS S-X CERTIFICATE]

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 5.02(b) OF THE AGREEMENT, UNLESS THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND SATISFIES THE RATING REQUIREMENTS OF THE UNDERWRITER'S EXEMPTION, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AND IS NOT INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (II) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM. IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUSTEE OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.                                :

Cut-off Date                                   :     May 1, 2001

First Distribution Date                        :     June 25, 2001

Percentage Interest                            :

CUSIP                                          :

Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                   Class S-X

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate, fully amortizing and balloon, conventional mortgage loans (the "Mortgage Loans") secured by second liens on one- to four-family residential properties.

      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CREDIT SUISSE FIRST BOSTON CORPORATION is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, "Seller"), Calmco Servicing L.P., as a servicer and special servicer (in such capacity, a "Servicer"), Wilshire Credit Corporation, as a servicer (in such capacity, a "Servicer") and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 30, 2001.

                                      U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                      By:   __________________________________
                                             Name:
                                             Title

CERTIFICATE OF AUTHENTICATION


         This is one of the Certificates referred to in the within-mentioned Agreement.


Date:  May 30, 2001


                  U.S. BANK NATIONAL ASSOCIATION,
                      as Trustee


                  By: ___________________________
                      Authorized Signatory

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                   Class S-X

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-S13, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is (1) with respect to all Definitive Certificates, the last day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to all Certificates in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, Calmco will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


_______________________________________________________________________________
 Dated:


                                        _______________________________________
                                        Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ______________, or, if mailed by check, to______________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                                   EXHIBIT F

                         [FORM OF CLASS P CERTIFICATE]

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 5.02(b) OF THE AGREEMENT, UNLESS THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND SATISFIES THE RATING REQUIREMENTS OF THE UNDERWRITER'S EXEMPTION, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AND IS NOT INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (II) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM. IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUSTEE OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS ENTITLED ONLY TO
DISTRIBUTIONS OF ALL PREPAYMENT PREMIUMS ON THE MORTGAGE LOANS.

Certificate No.                                :

Cut-off Date                                   :     May 1, 2001

First Distribution Date                        :     June 25, 2001

Percentage Interest                            :

CUSIP                                          :

Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                    Class P

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate, fully amortizing and balloon, conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CREDIT SUISSE FIRST BOSTON CORPORATION is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, "Seller"), Calmco Servicing L.P., as a servicer and special servicer (in such capacity, a "Servicer"), Wilshire Credit Corporation, as servicer (in such capacity, a "Servicer") and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 30, 2001.

                                      U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                      By:____________________________________
                                            Name:
                                            Title:
CERTIFICATE OF AUTHENTICATION


         This is one of the Certificates referred to in the within-mentioned Agreement.


Date:  May 30, 2001


                  U.S. BANK NATIONAL ASSOCIATION,
                      as Trustee


                  By: ___________________________
                      Authorized Signatory

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        CSFB ABS Trust Series 2001-S13
           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                    Class P

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-S13, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is (1) with respect to all Definitive Certificates, the last day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to all Certificates held in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, Calmco will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


_______________________________________________________________________________
 Dated:


                                        _______________________________________
                                        Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ______________, or, if mailed by check, to______________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                                   EXHIBIT G

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                    [date]

[Depositor]

[Servicer/s]

[Seller]
____________________
____________________


               Re: Pooling and Servicing Agreement among the Depositor, DLJ Mortgage Capital, Inc., as seller ("DLJMC"), Calmco Servicing L.P., as servicer and special servicer ("Calmco"), Wilshire Credit Corporation ("Wilshire" and, together with Calmco, the "Servicers") and U.S. Bank National Association (the "Trustee"), CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                    --------------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

     (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

     (ii) a duly executed Assignment of the Mortgage (which may be included in a blanket assignment or assignments).

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                   U.S. BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                   By:  _______________________________________
                                          Name:  ______________________________
                                          Title:  _____________________________

                                   EXHIBIT H

                    FORM OF FINAL CERTIFICATION OF TRUSTEE

                                    [date]

[Depositor]

[Servicer/s]

[Seller]
____________________
____________________


               Re: Pooling and Servicing Agreement among the Depositor, DLJ Mortgage Capital, Inc., as seller ("DLJMC"), Calmco Servicing L.P., as servicer and special servicer ("Calmco"), Wilshire Credit Corporation ("Wilshire" and, together with Calmco, the "Servicers") and U.S. Bank National Association (the "Trustee"), CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                    --------------------------------------------------------


Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

     (i) the original Mortgage Note, endorsed in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, with all intervening endorsements, and including any riders to the Mortgage Note, showing a complete chain of endorsement from the originator to the last named endorsee;

     (ii) with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

     (iii) the original of any guarantee executed in connection with the Mortgage Note (if any);

     (iv) the original Mortgage with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording;

     (v) the originals of all assumption, modification, consolidation or extension agreements (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office), with evidence of recording thereon, if any;

     (vi) a duly executed assignment of the Mortgage in the form provided in
Section 2.01(b) of the Pooling and Servicing Agreement; provided, however, that if the Depositor has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of the Mortgage (excluding information to be provided by the recording office);

     (vii) the original of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller);

     (viii) the original or duplicate original lender's title insurance policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company (or, in appropriate jurisdictions, attorney's opinion of title and abstract of title); and

     (ix) the original primary mortgage insurance certificate, if any or copy of mortgage insurance certificate.

     Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii),
(iv), (vi), (ix) and (x) of the definition of the "Mortgage Loan Schedule" in
Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                      By:  ____________________________________
                                             Name:  ___________________________
                                             Title:  __________________________

                                   EXHIBIT I

                              TRANSFER AFFIDAVIT

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                Class [_______]

STATE OF                 )
                         ) ss.:
COUNTY OF                )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of ______________, the proposed Transferee of an Ownership Interest in a Class AR Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as seller ("DLJMC"), Calmco Servicing L.P., as servicer and special servicer ("Calmco"), Wilshire Credit Corporation ("Wilshire" and, together with Calmco, the "Servicers") and U.S. Bank National Association as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as EXHIBIT J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

     7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

     8. The Transferee's taxpayer identification number is [_____________].

     9. The Transferee is a United States Person.

     10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of _______, 20__ .


                                       ________________________________________
                                         Print Name of Transferee

                                       By:  ___________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:



--------------------------------------------
[Assistant] Secretary

     Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this day __of _________, 20__.



                                       _______________________________________
                                       NOTARY PUBLIC

                                       My Commission expires the __ day of
                                       _________, 20__.

                                   EXHIBIT 1
                                      to
                                   EXHIBIT I



Certain Definitions

     "Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the
Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     "Person": Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

                                    I-1-1

                                   EXHIBIT 2
                                      to
                                   EXHIBIT I



                       Section 5.02(c) of the Agreement
                       --------------------------------

[TO BE INSERTED WHEN POOLING AND SERVICING AGREEMENT FINALIZED].

                                    I-2-1

                                   EXHIBIT J

                        FORM OF TRANSFEROR CERTIFICATE

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: Helaine Hebble

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101


               Re: Credit Suisse First Boston Mortgage Securities Corp., CSFB Mortgage Pass-Through Certificates, Series 2001-S13, Class [___]
                    -----------------------------------------------------
Ladies and Gentlemen:

     In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Act and (c) to the extent we are disposing of a Class AR Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                            Very truly yours,


                                            ---------------------------
                                            Print Name of Transferor

                                            By: ___________________________
                                                 Authorized Officer

                                   EXHIBIT K

                   FORM OF INVESTMENT LETTER (NON-RULE 144A)

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: Helaine Hebble

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101

               Re: Credit Suisse First Boston Mortgage Securities Corp., CSFB Mortgage Pass-Through Certificates,
                    Series 2001-S13, Class [___]
                    -----------------------------------------------------


Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (e) if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (h) below), (g) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and
(h) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                          Very truly yours,


                                          ---------------------------
                                          Print Name of Transferee

                                          By: ___________________________
                                              Authorized Officer

                                   EXHIBIT L

                           FORM OF RULE 144A LETTER

____________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: Helaine Hebble

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101

               Re: Credit Suisse First Boston Mortgage Securities Corp., CSFB Mortgage Pass-Through Certificates,
                    Series 2001-S13, Class [___]
                    -----------------------------------------------------


Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, (e) if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (h) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                           Very truly yours,


                                           ---------------------------
                                           Print Name of Transferee

                                           By: ___________________________
                                               Authorized Officer

ANNEX 1 TO EXHIBIT L

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $__________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
         (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Broker-dealer. The Buyer is a dealer registered pursuant to
        Section 15 of the Securities Exchange Act of 1934.

--------
1 Buyer must own and/or invest on a discretionary basis at lease $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                    L-1-1

         ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

         ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                                    L-1-2

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                                    ---------------------
                                                    Print Name of Buyer


                                                    By: _____________________
                                                        Name:
                                                        Title:


                                                    Date: ___________________

                                    L-1-3

ANNEX 2 TO EXHIBIT L

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

     [For Transferees That are Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause
(ii) in the preceding sentence applies, the securities may be valued at market.

         ___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                    L-2-1

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                           ---------------------------
                                           Print Name of Buyer or Adviser


                                           By: _____________________
                                               Name:
                                               Title:


                                           IF AN ADVISER:


                                           ---------------------------
                                           Print Name of Buyer


                                           Date: ___________________

                                    L-2-2

                                   EXHIBIT M

                              REQUEST FOR RELEASE
                                 (for Trustee)

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

           CSFB Mortgage Pass-Through Certificates, Series 2001-S13
                                Class [_______]

Loan Information
----------------

         Name of Mortgagor:                  ____________________________

         Servicer Loan No.:                  ____________________________

Trustee
-------

         Name:

         Address:                            ____________________________
                                             ____________________________
                                             ____________________________


         Trustee Mortgage File No.:


     The undersigned Servicer hereby acknowledges that it has received from [Bank One, National Association] [U.S. Bank National Association] as Custodian for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as seller ("DLJMC"), Calmco Servicing L.P. as servicer and special servicer ("Calmco"), Wilshire Credit Corporation ("Wilshire" and, together with Calmco, the "Servicers") and U.S. Bank National Association as trustee (the "Trustee").

( ) Mortgage Note dated ________, ____, in the original principal sum of $_______, made by _________, payable to, or endorsed to the order of, the Trustee.

( ) Mortgage recorded on __________ as instrument no. _________ in the County Recorder's Office of the County of _________, State of _________ in book/reel/docket of official records at page/image ___________.

( ) Deed of Trust recorded on __________ as instrument no. __________ in the County Recorder's Office of the County of __________, State of _________ in book/reel/docket ______ of official records at page/image ______.

( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      ______as instrument no. ______ in the County Recorder's Office of the County of ______, State of ________ in book/reel/docket ____ of official records at page/image ____.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

      ( )

      ( )

      ( )

      ( )

      The undersigned Servicer hereby acknowledges and agrees as follows:

           (1) Such Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

           (2) Such Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer, if applicable, assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

           (3) Such Servicer shall return each and every Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

           (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of such Servicer shall at all times be earmarked for the account of the Custodian, and such Servicer shall keep the Documents and any proceeds separate and distinct from all other property in such Servicer's possession, custody or control.

                                                     [Servicer]

                                                     By:  _________________

                                                     Its  _________________

Date: ___________, 20[   ]

                                   EXHIBIT N

               OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS

[Date]

Via Facsimile

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention: [__________________]

Re:  Pre-Payments

Dear Sir or Madam:

__________________ hereby certifies that he/she is an officer of the Servicer, holding the office set forth beneath his/her name and hereby further certifies as follows:

With respect to the Mortgage Loans, as the term is defined in the Pooling and Servicing Agreement, set forth in the attached schedule:

1.   A Principal Prepayment in full was received during the related Due Period;

2. Any Prepayment Premium due under the terms of the Mortgage Note with respect to such Principal Prepayment in full was received from the mortgagor and deposited in the Collection Account; ____ Yes ____ No

3. As to each Mortgage Loan so noted on the attached schedule, all or part of the Prepayment Premium required in connection with the Principal Prepayment in full was waived based upon (Circle one): (i) the Servicer's determination that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Premium, or (ii)(A) the enforceability thereof be limited (1) by bankruptcy insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law;

4. We certify that all amounts due in connection with the waiver of a Prepayment Premium inconsistent with number 3 above which are required to be deposited by the Servicer pursuant to Section [3.19] of the Pooling and Servicing Agreement, have been or will be so deposited.

By:    [Servicer]
    -----------------------------------------

(Name)
       --------------------------------------
Its: (Title)
            ---------------------------------

                                   EXHIBIT P

                            FORM OF SERVICER REPORT

The following information will be e-mailed to Trustee in accordance with
Section 4.04:

Servicer Loan Number
Trust Loan Number (if applicable)
Scheduled Net Interest
Scheduled Principal
Curtailment Applied
Curtailment Adjustment
Mortgage Rate
Servicing Fee
P&I Payment
Beginning Scheduled Balance
Ending Scheduled Balance
Ending Actual Principal Balance
Due Date
Prepayment in full Principal
Prepayment in full Net Interest
Prepayment in full Penalty
Delinquencies:
         1-30
         31-60
         61-90
         91 +
Foreclosures
REO Properties
Loss Amounts

[!]

[!]

                                   EXHIBIT Q

                   Financial Security Assurance, Inc. Policy
                           (Available Upon Request)

                                   EXHIBIT R

                     FORM OF SUBSEQUENT TRANSFER AGREEMENT



     THIS SUBSEQUENT TRANSFER AGREEMENT, dated as of [____________], 2001 (this "Subsequent Transfer Agreement"), among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, in its capacity as seller under the Pooling and Servicing Agreement referred to below ( the "Seller"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee");

     WHEREAS, the parties hereto are also among the parties to the Pooling and Servicing Agreement among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Calmco Servicing L.P., as a servicer and Special Servicer, Wilshire Credit Corporation, as a servicer, DLJ Mortgage Capital, Inc., as seller and U.S. Bank National Association, as trustee, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), in relation to the CSFB ABS Trust Series 2001-S13, Mortgage Pass-Through Certificates, Series 2001-S13;

     WHEREAS, Sections 2.01(d) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

     (i) The "Subsequent Transfer Date" and "Subsequent Cut-off Date" with respect to this Subsequent Transfer Agreement shall be [_______________], 2001.

     (ii) The "Aggregate Subsequent Purchase Amount" with respect to this Subsequent Transfer Agreement shall be $[_____________], provided, however, that such amount shall not exceed the amount on deposit in the Prefunding Account.

     (iii) The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall satisfy the pool characteristics for the Trust Fund identified in Section 2.01(d) of the Pooling and Servicing Agreement.

     (iv) In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

     (v) In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail. Capitalized terms used herein and not otherwise defined have the meanings in the Pooling and Servicing Agreement.

     (vi) The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all right title and interest in the Subsequent Mortgage Loans identified in Schedule A, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

     (vii) This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

     (viii) The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Subsequent Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                      CREDIT SUISSE FIRST BOSTON MORTGAGE
                                      SECURITIES CORP.
                                           as Depositor



                                      By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                      DLJ Mortgage Capital, Inc.,
                                           as Seller



                                      By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                      U.S. BANK NATIONAL ASSOCIATION,
                                        not in its individual capacity, but
                                        solely as Trustee



                                      By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                  Schedule A

                      [List of Subsequent Mortgage Loans]

                                  SCHEDULE IA

                            Mortgage Loan Schedule
    for Mortgage Loans with November 1, 2000 Representations and Warranties

                                  SCHEDULE IB

                            Mortgage Loan Schedule
      for Mortgage Loans with Closing Date Representations and Warranties
                            (Provided Upon Request)

                                 SCHEDULE IIA

     Representations and Warranties of Seller - DLJ Mortgage Capital, Inc.



     (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

     (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

     (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

     (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

     (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Trustee, the Servicers and the Depositor, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

     (vi) to the knowledge of the Seller, there are no actions, litigation, suits or proceedings pending or threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                 SCHEDULE IIB

      Representations and Warranties of Servicer - Calmco Servicing L.P.



     (i) Calmco Servicing L.P. ("Calmco") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

     (ii) Calmco has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

     (iii) the execution and delivery by Calmco of this Agreement have been duly authorized by all necessary corporate action on the part of Calmco; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Calmco or its properties or the certificate of incorporation or bylaws of Calmco, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Calmco's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

     (iv) this Agreement has been duly executed and delivered by Calmco and, assuming due authorization, execution and delivery by the Trustee, the Seller and the Depositor, constitutes a valid and binding obligation of Calmco enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

     (v) to the knowledge of Calmco, there are no actions, litigation, suits or proceedings pending or threatened against Calmco before or by any court, administrative agency, arbitrator or governmental body (a) with respect to any of the transactions contemplated by this Agreement or (b) with respect to any other matter which in the judgment of Calmco if determined adversely to Calmco would reasonably be expected to materially and adversely affect Calmco's ability to perform its obligations under this Agreement, other than as Calmco has previously advised Seller; and Calmco is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                 SCHEDULE IIC

   Representations and Warranties of Servicer - Wilshire Credit Corporation



     (i) Wilshire Credit Corporation ("Wilshire") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

     (ii) Wilshire has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

     (iii) the execution and delivery by Wilshire of this Agreement have been duly authorized by all necessary corporate action on the part of Wilshire; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Wilshire or its properties or the certificate of incorporation or bylaws of Wilshire, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Wilshire's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

     (iv) this Agreement has been duly executed and delivered by Wilshire and, assuming due authorization, execution and delivery by the Trustee, the Seller and the Depositor, constitutes a valid and binding obligation of Wilshire enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

     (v) to the knowledge of Wilshire, there are no actions, litigation, suits or proceedings pending or threatened against Wilshire before or by any court, administrative agency, arbitrator or governmental body (a) with respect to any of the transactions contemplated by this Agreement or (b) with respect to any other matter which in the judgment of Wilshire if determined adversely to Wilshire would reasonably be expected to materially and adversely affect Wilshire's ability to perform its obligations under this Agreement, other than as Wilshire has previously advised Seller; and Wilshire is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                 SCHEDULE IIIA

                Representations and Warranties - Mortgage Loans

     Under the pooling and servicing agreement, the Trustee will receive representations and warranties made by DLJ Mortgage Capital or the underlying seller. DLJ Mortgage Capital will make only limited representations and warranties, and only as to certain of the loans.

     As to each mortgage loan, either DLJ Mortgage Capital or the underlying seller will represent and warrant in addition to other items, that

     (i) the loan is not 30 or more days delinquent more than once as of the cut-off date;

     (ii) the loan has not been 30 or more days delinquent during the 12 months immediately preceding the closing date; and

     (iii) as to each loan, the borrower is obligated under the terms of the mortgage to maintain coverage under a standard form of hazard insurance policy and, if the mortgaged property is located at origination in a federally designated flood area, a flood insurance policy, and such insurance is in effect as of the closing date.